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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Amylin Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2008

Dear Stockholders:

        It is my pleasure to invite you to Amylin's 2008 Annual Meeting of Stockholders. We will hold the meeting on Friday, May 30, 2008, at 11:00 a.m. local time at our corporate offices located at 9360 Towne Centre Drive, San Diego, California 92121. During the annual meeting, we will discuss each item of business described in the enclosed Notice of Annual Meeting and Proxy Statement and provide a corporate overview. There will also be time for questions.

        This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about Amylin in addition to describing the business we will conduct at the meeting.

        We hope you will be able to attend the annual meeting. Whether or not you expect to attend, please vote your shares using any of the following methods: vote by telephone or the Internet, as described in the instructions you receive; complete, sign and date the proxy card and return it in the prepaid envelope; or vote in person at the meeting.

                  Sincerely,

                  Daniel M. Bradbury
                   President and Chief Executive Officer

AMYLIN PHARMACEUTICALS, INC.
9360 Towne Centre Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2008

Dear Stockholders:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Amylin Pharmaceuticals, Inc., a Delaware corporation. The meeting will be held on Friday, May 30, 2008 at 11:00 a.m. local time at our corporate offices located at 9360 Towne Centre Drive, San Diego, California 92121, for the following purposes:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected.

  2.
  To approve an increase of 3,500,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Equity Incentive Plan.

  3.
  To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the proxy statement accompanying this notice.

        The record date for the annual meeting is April 4, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof. If you are unable to attend the annual meeting, you may listen to a webcast of it on our website, www.amylin.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 30, 2008 at 9360 Towne Centre Drive, San Diego, California 92121:

The notice of Amylin's 2008 annual stockholder meeting, proxy statement and other proxy materials, and a copy of Amylin's 2007 Annual Report are available at www.proxyvote.com.

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

Daniel M. Bradbury President and Chief Executive Officer
San Diego, California April 25, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice, or vote by telephone or on the Internet as instructed in the proxy statement accompanying this notice, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

AMYLIN PHARMACEUTICALS, INC.
9360 Towne Centre Drive
San Diego, California 92121

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 30, 2008

Questions And Answers

Why am I receiving these proxy materials?

        We sent you this proxy statement and the accompanying proxy card because the Board of Directors of Amylin Pharmaceuticals, Inc. is soliciting your proxy to vote at its 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card, or follow the instructions below to submit your proxy by telephone or on the Internet.

        We intend to mail this proxy statement and the accompanying proxy card on or about April 25, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 4, 2008, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 137,058,518 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card, or submit your proxy by telephone or on the Internet as instructed below, to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

        If at the close of business on the record date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

        As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

        There are three matters scheduled for a vote at the annual meeting:

  •
  the election of directors,

  •
  the approval of an increase of 3,500,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Equity Incentive Plan, or the 2001 EIP, and

  •
  the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

How do I vote?

        For the election of directors, you may either vote "For" all nominees or you may "Withhold" your vote for any nominee you specify. For any other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are as follows:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy either by telephone or on the Internet or by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote by telephone, dial the toll free number 1-800-690-6903 using any touch tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the accompanying proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 29, 2008 to be counted.

  •
  To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the accompanying proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 29, 2008 to be counted.

  •
  To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

  Participants in the 401(k) Plan and ESOP

        If you are a participant in our 401(k) plan and/or our Employee Stock Ownership Plan, or ESOP, the enclosed proxy card will serve to direct Fidelity Management Trust Company, as trustee of our 401(k) plan and ESOP, regarding how to vote the shares of our common stock attributable to your individual account under the 401(k) plan and ESOP. Your directions to Fidelity will be tabulated confidentially. Fidelity will vote shares as instructed by participants. If you do not provide voting directions to Fidelity by May 27, 2008, the shares attributable to your account will not be voted.

  Note Regarding Internet Voting

        We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 4, 2008, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all nominees for director, "For" the approval of an increase in the aggregate number of shares of our common stock authorized for issuance under the 2001 EIP and "For" the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Georgeson Inc. to assist in the distribution of proxy materials and solicitation of votes for a fee of $7,500, plus reimbursement of out-of-pocket expenses.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the applicable vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  you may submit another properly completed proxy with a later date,

  •
  you may send a written notice that you are revoking your proxy to our Corporate Secretary at 9360 Towne Centre Drive, San Diego, California 92121, or

  •
  you may attend the annual meeting and vote in person (however, simply attending the annual meeting will not, by itself, revoke your proxy).

        If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, a stockholder proposal must be submitted in writing by December 26, 2008, to our Corporate Secretary at 9360 Towne Centre Drive, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year's proxy materials, your proposal generally must be submitted in writing to the same address no later than January 30, 2009. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to any proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

        If your shares are held by your broker, bank or other agent as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, and include the election of directors and the ratification of the selection of our independent registered public accounting firm. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, which includes the approval of the increase of 3,500,000 shares in the aggregate number of shares of our common stock authorized for issuance under the 2001 EIP, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the twelve nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  To be approved, the increase of 3,500,000 shares in the aggregate number of shares of our common stock authorized for issuance under the 2001 EIP must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy.

  •
  To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 137,058,518 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 68,529,260 shares must be represented by stockholders present at the meeting or by proxy.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors currently consists of twelve members. Accordingly, there are twelve nominees for director this year: Adrian Adams, Steven R. Altman; Teresa Beck; Daniel M. Bradbury; Joseph C. Cook, Jr.; Karin Eastham; James R. Gavin III; Ginger L. Graham; Howard E. Greene, Jr.; Jay S. Skyler; Joseph P. Sullivan; and James N. Wilson. Each director is to be elected at the annual meeting to serve until our 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal. Each of the nominees is currently a director of Amylin and, except for Mr. Adams, was elected by our stockholders. Mr. Adams was originally recommended for election by our Chief Executive Officer. Following a thorough review of Mr. Adams' experience and qualifications, the Corporate Governance Committee recommended to the full Board that he be elected as director.

        Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting. The twelve nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted "For" the election of the twelve nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, "For" the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

        We require all of our directors and nominees for director to attend our annual meeting of stockholders, absent an irreconcilable conflict. Ten of our eleven directors elected at our 2007 Annual Meeting of Stockholders were in attendance at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

        The following is biographical information as of April 1, 2008 for each nominee for director.

Name	Age	Position
Daniel M. Bradbury	46	President, Chief Executive Officer and Director
Joseph C. Cook, Jr.	66	Chairman of the Board
Adrian Adams	57	Director
Steven R. Altman	46	Director
Teresa Beck	53	Director
Karin Eastham	58	Director
James R. Gavin III, M.D., Ph.D.	62	Director
Ginger L. Graham	52	Director
Howard E. Greene, Jr.	65	Director
Jay S. Skyler, M.D., MACP.	61	Director
Joseph P. Sullivan	65	Director
James N. Wilson	64	Director

        Mr. Bradbury has served as our President and Chief Executive Officer since March 2007. He has served as a director since June 2006 and serves on the Finance Committee. Mr. Bradbury was our President and Chief Operating Officer from June 2006 to March 2007 and our Chief Operating Officer from June 2003 to June 2006. He previously served as Executive Vice President from June 2000 until his promotion to Chief Operating Officer in June 2003. He joined us in 1994 and has held officer-level positions in Corporate Development and Marketing prior to 2003. Prior to joining Amylin, Mr. Bradbury spent ten years at SmithKline Beecham Pharmaceuticals, where he held a number of sales and marketing positions. He is a member of the board of directors of Illumina, Inc. and

Novacea, Inc. He serves on the board of directors of the Pharmaceutical Research and Manufacturers of America, or PhRMA. He also serves as a board member for BIOCOM and the Keck Graduate Institute's Board of Trustees. Mr. Bradbury is a member of the Royal Pharmaceutical Society of Great Britain and serves on the UCSD Rady School of Management's Advisory Council. He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education.

        Mr. Cook has been our Chairman of the Board since March 1998. He is currently employed by us and serves on the Finance Committee. He served as Chief Executive Officer from March 1998 until September 2003. From 1994 to 1998, Mr. Cook served as a member of our Board and a consultant to us. Mr. Cook is a founder and serves as Chairman of the Board of Microbia, Inc., a privately held biotechnology company. He also serves as a director of Corcept Therapeutics Incorporated. Mr. Cook is also a founder of Mountain Group Capital, LLC, Clinical Products, Inc., and Mountain Ventures, Inc. Mr. Cook serves as a trustee on the Board of Mercy Ministries, International, the University of Tennessee Research Foundation and is a member and former Chair of the Advisory Board of the College of Engineering, University of Tennessee. Mr. Cook retired as a Group Vice President of Eli Lilly and Company in 1993 after more than 28 years of service. Mr. Cook received a B.S. in Engineering from the University of Tennessee.

        Mr. Adams has served as a director since October 2007 and serves on the Compensation and Human Resources Committee. Mr. Adams is President and Chief Executive Officer of Sepracor, Inc., a position he has held since May 2007, and serves as a member of Sepracor's board of directors. Mr. Adams joined Sepracor in March 2007 as President and Chief Operating Officer. Most recently, he was with Kos Pharmaceuticals, Inc., where he served as President and Chief Operating Officer from April 2001, prior to becoming President and Chief Executive Officer in January 2002. Mr. Adams served as President and Chief Executive Officer of Novartis-UK from 1999 until his tenure began at Kos. For the previous seven years, he was with SmithKline Beecham Pharmaceuticals, last serving as President and CEO of the company's Canadian subsidiaries. Previous assignments at SmithKline Beecham included Vice President and Director of Worldwide Marketing in the U.S., and Director and Vice President of Sales and Marketing in the United Kingdom. Mr. Adams began his career at ICI Pharmaceuticals, where he rose from research laboratory assistant to Director of Sales and Marketing. Mr. Adams serves as a board member of PhRMA. He is a graduate of Manchester University in the United Kingdom with a Bachelor of Science degree.

        Mr. Altman has served as a director since March 2006 and serves on the Compensation and Human Resources Committee. He currently serves as President of QUALCOMM Incorporated, a position he has held since 2005. In 2002, Mr. Altman was named President of QUALCOMM Technology Licensing, or QTL, and previously served as QTL's Executive Vice President from 1998 to 2002 and as its Senior Vice President from 1996 to 1998. He became QTL's General Manager at the formation of the group in 1995. Mr. Altman joined QUALCOMM in 1989 as Corporate Counsel responsible for licensing and acquisitions and was appointed Vice President and General Counsel in 1992. Mr. Altman serves on the Board of Trustees of The Salk Institute. He received his J.D. from the University of San Diego.

        Ms. Beck has served as a director since March 2007 and serves on the Audit Committee. From 1998 to 1999, Ms. Beck served as President of American Stores Company, and previously served as its Chief Financial Officer from 1993 to 1998. Prior to her appointment as Chief Financial Officer, Ms. Beck served in various finance and accounting related positions with American Stores from 1982 to 1993. Before joining American Stores, Ms. Beck was the controller of Steiner Financial Corporation and she served as an audit manager for Ernst & Whinney. Ms. Beck currently serves as a director for Questar Corporation and Lexmark International, Inc. In addition, she serves as a member of the Board of Trustees of Intermountain Health Care and as a member of the board of directors of The Nature Conservancy and The Nature Conservancy of Utah. Ms. Beck received a B.S. in accounting and an M.B.A. from the University of Utah.

        Ms. Eastham has served as a director since September 2005 and serves as the chair of the Audit Committee and on the Compensation and Human Resources Committee. She has over 25 years experience in financial and operations management, primarily in life sciences companies. She currently serves as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees of the Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer, and Secretary of Diversa Corporation. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, from 1976 to 1988. Ms. Eastham also serves as a director for Tercica, Inc., Illumina, Inc., and SGX Pharmaceuticals, Inc. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant.

        Dr. Gavin has served as a director since December 2005 and serves as the chair of the Corporate Governance Committee. Dr. Gavin is currently Chief Executive Officer and Chief Medical Officer of Healing Our Village, Inc. He also serves as Clinical Professor of Medicine, Emory University School of Medicine and Clinical Professor of Medicine at the Indiana University School of Medicine. He was President of the Morehouse School of Medicine from 2002 to 2004. Dr. Gavin is a member of the board of directors of Baxter International Inc., Anastasia Marie Laboratories, Inc. and Nuvelo, Inc. From 1991 to 2002, Dr. Gavin was the Senior Scientific Officer of the Howard Hughes Medical Institute. From 2002 until 2005, he served as National Chairman of the National Diabetes Education Program. He received a B.S. in Chemistry at Livingstone College, a Ph.D. in Biochemistry at Emory University and an M.D. at Duke University Medical School. Dr. Gavin has received numerous civic and academic awards and honors.

        Ms. Graham has served as a director since November 2005 and currently serves on the Finance Committee. Ms. Graham was our Chief Executive Officer from September 2003 to March 2007 and also served as our President from September 2003 to June 2006. Prior to joining Amylin, Ms. Graham held various positions with Guidant Corporation, including Group Chairman, Office of the President; and President of the Vascular Intervention Group and Vice President. Ms. Graham held various positions with Eli Lilly and Company from 1979 to 1992 including sales, marketing, finance and strategic planning positions. She serves on the board of directors of the American Diabetes Research Foundation Board, Proteus Biomedical Pharmaceutical Systems Division, ICAT Managers, the California Council on Science and Technology, the Harvard Business School Health Industry Advisory Board, the Harvard Business School Dean's Advisory Board, the Advisory Board for the Kellogg Center for Executive Women, and the University of California, San Diego Health Sciences Advisory Board. Ms. Graham received an M.B.A. from Harvard University.

        Mr. Greene is our co-founder and has served as a director since our inception in 1987. Mr. Greene serves on the Finance Committee. Mr. Greene is an entrepreneur who has participated in the founding and/or management of eleven medical technology companies over two decades, including three companies for which he served as chief executive officer. From 1987 to 1996, Mr. Greene served as our Chief Executive Officer. From 1986 until 1993, Mr. Greene was a founding general partner of Biovest Partners, a seed venture capital firm. He was Chief Executive Officer of Hybritech from 1979 until its acquisition by Eli Lilly and Company in 1986, and he was co-inventor of Hybritech's patented monoclonal antibody assay technology. Prior to joining Hybritech, he was an executive with the medical diagnostics division of Baxter Healthcare Corporation from 1974 to 1979 and a consultant with McKinsey & Company from 1967 to 1974. He is a director of Biosite Incorporated. Mr. Greene received an M.B.A. from Harvard University.

        Dr. Skyler has served as a director since August 1999 and serves on the Corporate Governance Committee. He is Professor of Medicine, Pediatrics and Psychology, in the Division of Endocrinology Diabetes and Metabolism; and Associate Director for Academic Programs at the Diabetes Research

Institute; all at the University of Miami Miller School of Medicine in Florida, where he has been employed since 1976. He is also Study Chairman for the National Institute of Diabetes & Digestive & Kidney Diseases of the Type 1 Diabetes TrialNet clinical trial network, and serves on the board of directors of DexCom, Inc. and various privately-held companies. Dr. Skyler has served as President of the American Diabetes Association and as Vice President of the International Diabetes Federation. Dr. Skyler serves on the editorial board of several diabetes and general medicine journals and the advisory panel of various pharmaceutical companies. He received a B.S. from Pennsylvania State University, an M.D. from Jefferson Medical College, and completed postdoctoral studies at Duke University Medical Center.

        Mr. Sullivan has served as a director since September 2003 and serves as chair of the Finance Committee and on the Audit Committee. Mr. Sullivan is currently Chairman of the Board of Advisors of RAND Health and Vice Chairman of the Board of the UCLA Medical Center. From 2000 to 2003, Mr. Sullivan served as Chairman, Chief Executive Officer and a director of Protocare, Inc. From 1993 to 1999, he served as Chairman, Chief Executive Officer and a director of American Health Properties, Inc. For the previous twenty years, Mr. Sullivan was an investment banker with Goldman Sachs. Mr. Sullivan also currently serves on the board of directors of Cymetrix, HCP, Inc. (a real estate investment trust) and AutoGenomics, Inc. Mr. Sullivan received an M.B.A. from Harvard University and a J.D. from the University of Minnesota Law School.

        Mr. Wilson has served as a director since March 2002 and serves as the chair of the Compensation and Human Resources Committee and on the Corporate Governance Committee. He is a director and Chairman of the board of both Corcept Therapeutics Inc. and NuGEN, Inc. From 1996 to 2001, Mr. Wilson was Chairman of the board of Amira Medical, Inc. From 1990 to 1994, Mr. Wilson served as President and Chief Operating Officer of Syntex Corporation. Prior to 1990, he served in various senior management positions, including Chief Executive Officer for Neurex Corporation and LifeScan, Inc. Mr. Wilson serves on the board of directors of the Palo Alto Medical Foundation, A Stepping Stone Foundation (pre-school education). Mr. Wilson received a B.A. and an M.B.A. from the University of Arizona.

Background of Executives Not Listed Above

        The following is biographical information as of April 1, 2008 for each of our executives not listed above.

Name	Age	Position
Alain D. Baron, M.D.	54	Senior Vice President, Research
Mark G. Foletta	47	Senior Vice President, Finance and Chief Financial Officer
Mark J. Gergen	45	Senior Vice President, Corporate Development
Orville G. Kolterman, M.D.	60	Senior Vice President, Development
Marcea Bland Lloyd	59	Senior Vice President, Legal and Corporate Affairs, and General Counsel
Roger Marchetti	50	Senior Vice President, Human Resources and Information Management
Joe A. Young	39	Senior Vice President, Marketing
Craig A. Eberhard	48	Vice President, Sales
Paul G. Marshall	48	Vice President, Manufacturing and Supply Operations
Lloyd A. Rowland	51	Vice President, Governance and Compliance, and Corporate Secretary

        Dr. Baron has served as our Senior Vice President, Research since September 2004, and previously served as Senior Vice President, Clinical Research since June 2002. He previously served as Vice President, Clinical Research since December 1999. Dr. Baron has been clinical Professor of Medicine at the University of California, San Diego, and Clinical VA Staff Physician at the VA Medical Center,

San Diego, since 2001. From 1989 to 2000, Dr. Baron worked for the Indiana University School of Medicine, where he served as Professor of Medicine and Director, Division of Endocrinology and Metabolism. Earlier, Dr. Baron held academic and clinical positions in the Division of Endocrinology and Metabolism at the University of California, San Diego, and the Veterans Administration Medical Center in San Diego. He is the recipient of several prestigious awards for his research in diabetes and vascular disease, including the 1996 Outstanding Clinical Investigator Award from the American Federation for Medical Research, several awards from the American Diabetes Association, and is a National Institutes of Health MERIT award recipient. He received an M.D. from the Medical College of Georgia, Augusta, and completed postdoctoral studies at the University of California, San Diego.

        Mr. Foletta has served as Senior Vice President, Finance and Chief Financial Officer since March 2006 and he previously served as Vice President, Finance and Chief Financial Officer from March 2000 to March 2006. Mr. Foletta served as a Principal of Triton Group Management, Inc. from 1997 to 2000. From 1986 to 1997, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd., the most recent of which was Senior Vice President, Chief Financial Officer and Corporate Secretary. From 1982 to 1986, Mr. Foletta was with Ernst & Young, most recently serving as an Audit Manager. He is a director of Anadys Pharmaceuticals, Inc. Mr. Foletta received a B.A. in Business Economics from the University of California, Santa Barbara. He is a Certified Public Accountant and a member of the Financial Executives Institute.

        Mr. Gergen has served as Senior Vice President, Corporate Development since August 2006 and previously served as Vice President of Business Development from May 2005 to August 2006. Prior to joining us, Mr. Gergen was an independent consultant to biotech and medical technology companies for strategy, financing and corporate development. From 2003 to 2005, Mr. Gergen was Executive Vice President at CardioNet, Inc. He held various positions at Advanced Tissue Sciences, Inc. from 2000 to 2003 most recently as Chief Restructuring Officer and Acting CEO. He also served as Senior Vice President, Chief Financial and Development Officer and Vice President, Development, General Counsel and Secretary. From 1999 to 2000, Mr. Gergen was employed at Premier, Inc. and from 1994 to 1999 he held various positions with Medtronic, Inc. From 1990 to 1994 he held corporate development positions at Jostens, Inc. and from 1986 to 1990, he practiced law at various law firms. Mr. Gergen serves on the board of directors of a privately held company. Mr. Gergen received a B.A. in Administration from Minot State University and a J.D. from the University of Minnesota Law School.

        Dr. Kolterman has served as Senior Vice President, Development since March 2008 and previously served as Senior Vice President, Clinical and Regulatory Affairs from August 2005 to March 2008. He was our Senior Vice President, Clinical Affairs from February 1997 to August 2005, Vice President, Medical Affairs from 1993 to 1997, and Director, Medical Affairs from 1992 to 1993. From 1983 to 1992, he was Program Director of the General Clinical Research Center and Medical Director of the Diabetes Center, at the University of California, San Diego Medical Center. Since 1989, he has been Adjunct Professor of Medicine at the University of California, San Diego. From 1978 to 1983, he was Assistant Professor of Medicine in the Endocrinology and Metabolism Division at the University of Colorado School of Medicine, Denver. He was a member of the Diabetes Control and Complications Trial Study Group and presently serves as a member of the Epidemiology of Diabetes Intervention and Complications Study. He is also a past-president of the California Affiliate of the American Diabetes Association. Dr. Kolterman received his M.D. from Stanford University School of Medicine.

        Ms. Lloyd has served as our Senior Vice President, Legal and Corporate Affairs, and General Counsel since February 2007. Prior to joining us, Ms. Lloyd served as Group Senior Vice President, Chief Administrative Officer, General Counsel and Secretary of VHA Inc. from January 2005 to February 2007. Previously, she served as VHA's General Counsel and Secretary from May 1999 to November 2004. From 1993 to April 1999, Ms. Lloyd was Vice President and Assistant General Counsel of Medtronic, Inc. and served as Medtronic's Assistant General Counsel from 1991 to 1993. From 1978 to 1991, Ms. Lloyd held various legal positions with Medtronic. Prior to joining Medtronic,

Ms. Lloyd served as counsel to Pillsbury Company and Montgomery Ward & Co. and she taught Business Law at the University of Minnesota Business School. Ms. Lloyd is Chairperson of the Executive Leadership Foundation and an associate of the Women Business Leaders of the United States Health Care Industry Foundation. She received a B.S./B.A. from Knox College and a J.D. from Northwestern University.

        Mr. Marchetti has served as our Senior Vice President, Human Resources and Information Management since July 2007 and previously served as Senior Vice President, Human Resources and Corporate Services from November 2005 to July 2007. Prior to joining us, he served as Vice President, Human Resources for Guidant Corporation from July 2002 to October 2005. Prior to this role, he served as Vice President, Finance and Information Systems, Guidant Europe, Middle East, Africa, and Canada, since the beginning of 2001. From October 1999 through 2000, he served as Vice President, Human Resources for Guidant's Vascular Intervention group, and as Guidant's Corporate Controller and Chief Accounting Officer from September 1994 to October 1999. He joined Eli Lilly and Company's Medical Devices and Diagnostics division in 1988. In 1992, he became Financial Manager of Lilly's pharmaceutical manufacturing operations in Indianapolis. From 1980 to 1986, he was with the audit staff of Touche Ross & Co. (currently Deloitte & Touche LLP). He received a B.A. from LaSalle University in Philadelphia and an M.B.A. from the Ross School of Business at the University of Michigan. He is a Certified Public Accountant.

        Mr. Young has served as Senior Vice President, Marketing since October 2006. Prior to joining us, Mr. Young served as Vice President, Diabetes Brand Marketing at Novo Nordisk where he managed the marketing activities of Novo Nordisk's injectable insulin business. From 2000 to 2004, Mr. Young held global and U.S. commercial leadership roles at Aventis for a variety of metabolic/diabetes compounds. Prior to working at Aventis, Mr. Young held product and sales management positions at Parke-Davis. Mr. Young received a B.S. from Texas A&M University with a concentration in pre-medicine and business.

        Mr. Eberhard has served as Vice President, Sales since May 2003. Prior to joining us, Mr. Eberhard was Regional Vice President, Sales, at Pharmacia Corporation, for which he had worked for 21 years. During his career with Pharmacia Corporation and its related pre-merger companies, he held positions in sales, sales management, corporate training, sales operations, and managed care before assuming the Vice President, Sales position. Mr. Eberhard received a B.S. in Biology from California Lutheran University.

        Mr. Marshall has served as Vice President, Operations since December 2006. Prior to joining us, he was Vice President of Corporate Manufacturing at Amgen, Inc. From 2002 to 2005, Mr. Marshall served as President of Manufacturing at Recombinant Proteins at the Bioscience Division of Baxter International. From 1999 to 2002, he was Site Head of the Baxter International Thousand Oaks facility. He joined Creative BioMolecules in 1992, first as Head of Process Development and Clinical Manufacturing and then as Head of Operations. From 1988 to 1992, Mr. Marshall held various management positions with Welgen Manufacturing Partnership (now Amgen, Rhode Island), Repligen Corporation and Damon Biotech. He serves on the board of directors of Medicago, Inc. and is a member of ISPE and ASCB. Mr. Marshall received a B.S. and an M.S. in Biology from the University of Massachusetts at Dartmouth and completed three years of post-graduate work concentrating in hematology and coagulation research at Brown University.

        Mr. Rowland has served as our Vice President, Governance and Compliance, and Corporate Secretary since February 2007. He also serves as our Chief Compliance Officer. He previously served as our Vice President, Legal, Secretary and General Counsel from September 2001 to February 2007. Prior to joining us, Mr. Rowland served in various positions at Alliance Pharmaceutical Corp., including as Vice President, General Counsel and Secretary beginning in 1993. Earlier, Mr. Rowland served as Vice President and Senior Counsel, Finance and Securities, at Imperial Savings Association for four years. For the previous eight years, he was engaged in the private practice of corporate law with the San Diego, California law firm of Gray, Cary, Ames & Fry, and the Houston, Texas law firm of Bracewell & Patterson. He received a J.D. from Emory University.

Independence of the Board of Directors and its Committees and Corporate Governance

        As required under NASDAQ Stock Market listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in applicable NASDAQ listing standards, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Amylin, our senior management and our independent auditors, our Board of Directors has affirmatively determined that each of Mr. Adams, Mr. Altman, Ms. Beck, Ms. Eastham, Dr. Gavin, Mr. Greene, Dr. Skyler, Mr. Sullivan and Mr. Wilson are independent directors within the meaning of the applicable NASDAQ listing standards. In addition, the Board of Directors has affirmatively determined that our former directors, Vaughn D. Bryson and Thomas R. Testman, were independent under these standards during their 2007 service on our Board. Our Board of Directors has determined that each of Mr. Bradbury, our President and Chief Executive Officer, Ms. Graham, our former Chief Executive Officer, and Mr. Cook, our employee Chairman of the Board and former Chief Executive Officer, do not qualify as independent directors within the meaning of the applicable NASDAQ listing standards. Relationships reviewed by our Board in making its independence determinations include: Mr. Bradbury's and Ms. Eastham's service on the same public company board of directors and Mr. Cook's and Mr. Wilson's service on the same public company board of directors.

        As required under applicable NASDAQ Stock Market listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors, with the exception of the Finance Committee, are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable NASDAQ listing standards. The Finance Committee is not subject to any independence requirements. In addition, all members of the Compensation and Human Resources Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and are non-employee directors as defined by Rule 16b-3 promulgated by the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended.

        The Board, upon the recommendation of the Corporate Governance Committee, has adopted Corporate Governance Guidelines, a copy of which can by found on the corporate governance section of our web site, www.amylin.com. These Guidelines are intended to enhance the functioning of the Board and its committees, promote the interests of our stockholders and establish a common set of expectations as to how the Board, its various committees and individual directors should perform their functions. In particular, the Guidelines set forth the practices the Board will follow with respect to: meetings of the Board and its committees; composition of the Board and its committees; director compensation; the selection of the Chairman of the Board, our directors and our Chief Executive Officer; management succession; expectations of directors; and evaluation of the Board's, each committee's and each director's performance.

Information Regarding the Board of Directors and its Committees

        Our Board of Directors has an Audit Committee, a Compensation and Human Resources Committee, a Corporate Governance Committee and a Finance Committee. Each committee operates pursuant to a written charter, copies of which can be found on the corporate governance section of our web site, www.amylin.com. Each of our Board committees is required to perform an annual self-performance evaluation, which evaluation includes a comparison of the performance of such committee with the requirements of its charter. The performance evaluation also includes a recommendation to the Board of any improvements to the committee's charter deemed necessary or desirable by such committee. The Board and each of our Board committees has the full power and authority to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or our management.

        The following is membership and meeting information for each of our committees during the year ended December 31, 2007, as well as a description of each committee and its functions.

Name	Audit Committee		Compensation and Human Resources Committee		Corporate Governance Committee		Finance Committee
Joseph C. Cook, Jr.							X
Adrian Adams(1)			X
Steven R. Altman			X
Teresa Beck(2)	X
Daniel M. Bradbury(3)							X
Vaughn D. Bryson(4)			X		X
Karin Eastham(5)	X	*	X
James R. Gavin III, M.D., Ph.D.					X	*
Ginger L. Graham							X
Howard E. Greene, Jr.							X
Jay S. Skyler, M.D., MACP					X
Joseph P. Sullivan	X						X	*
Thomas R. Testman(6)	X
James N. Wilson			X	*	X

Total meetings in fiscal year 2007	12		8		3		3

*
Committee Chairperson

(1)
Mr. Adams has served on the Compensation and Human Resources Committee since December 2007.

(2)
Ms. Beck has served on the Audit Committee since March 2007.

(3)
Mr. Bradbury has served on the Finance Committee since March 2007.

(4)
Mr. Bryson served on the Compensation and Human Resources Committee and the Corporate Governance Committee until May 2007 when he did not stand for re-election to the Board.

(5)
Ms. Eastham has served on the Compensation and Human Resources Committee since March 2007.

(6)
Mr. Testman served on the Audit Committee until May 2007 when he did not stand for re-election to the Board.

  Audit Committee

        The Audit Committee has been established in accordance with Section 3 of the Securities and Exchange Act of 1934, as amended, and reviews our corporate accounting and financial reporting process on behalf of the Board. The Audit Committee has the sole authority to appoint, retain or terminate our independent auditors; approves in advance all audit and permissible non-audit services to be provided to us by our independent auditors; oversees the independence of our independent auditors; evaluates our independent and internal auditors' performance; oversees and evaluates management's assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year; oversees and evaluates our accounting and financial controls; receives and considers our independent auditors' comments as to accounting and financial controls; discusses with management and our independent auditors the results of the annual audit and our annual financial statements; discusses with management and our independent auditors, as applicable, the results of our independent auditors' interim review of our quarterly financial statements, as well as our earnings press releases; and approves all related-party transactions that are required to be disclosed by applicable laws, rules or regulation.

        Our Board of Directors has determined that each of Ms. Beck and Ms Eastham qualify as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of the directors' knowledge and experience based on a number of factors, including their formal education and prior work experience. Each Audit Committee member is independent as defined in applicable NASDAQ listing standards and SEC regulations.

  Compensation and Human Resources Committee

        The Compensation and Human Resources Committee, or the Compensation Committee, assists the Board in fulfilling its responsibilities in connection with the compensation of our directors, officers, employees and consultants. It performs this function by establishing and overseeing the administration of our compensation policies for our senior management; reviewing and approving strategies for attracting, developing and motivating management and employees; recommending to the Board the approval of compensation plans and programs, including various incentive compensation, retirement and other benefit plans; and administering or overseeing approved plans or programs. The Compensation Committee also develops a succession plan for our Chief Executive Officer and other key executives and produces an annual report with respect to the Compensation Discussion and Analysis included in this proxy statement. To the extent permitted under Delaware General Corporate Law, the Compensation Committee has the authority to delegate its duties and responsibilities to subcommittees as it deems necessary and advisable.

        The Compensation Committee has retained Radford Surveys + Consulting, a division of Aon Consulting, as an independent consultant to advise on matters related to executive and board compensation and evaluating executive compensation programs. The consultant reports to and acts at the direction of the Compensation Committee. Either the Compensation Committee or its designee, the Senior Vice President, Human Resources and Information Management, instruct the consultant with respect to its duties and, other than subscription fees we pay for compensation, benefit and benchmark surveys we purchase from them, the consultant receives no other compensation from us outside its role as advisor to the Compensation Committee. These duties include preparing competitive compensation analyses and assisting the Compensation Committee with identifying and selecting our group of peer companies listed in the Compensation Discussion and Analysis. The consultant also regularly participates in Compensation Committee meetings and advises the Compensation Committee with respect to compensation trends and prevalent practices. Along with the consultant, our Chief Executive Officer and our Senior Vice President, Human Resources and Information Management, assist the Compensation Committee in reaching compensation decisions with respect to the Named Executive Officers other than themselves.

        In consultation with the Board, the Compensation Committee conducts annual reviews of the performance of our Chief Executive Officer and establishes his compensation. The Compensation Committee also reviews and makes recommendations to the full Board with respect to director compensation. In consultation with management, the Compensation Committee recommends to the

Board annual corporate objectives to serve as guidance in making awards under our cash bonus plans and makes recommendations to the Board regarding our overall achievement of those objectives. Additional information regarding the Compensation Committee can be found in the Compensation Discussion and Analysis.

  Corporate Governance Committee

        The Corporate Governance Committee administers the process for determining the selection of candidates for the Board; assesses the composition, operations and performance of the Board and the performance and independence of each director; periodically reviews and assesses our corporate governance guidelines and their application and recommends any changes deemed appropriate to the Board for its consideration; oversees and administers our corporate governance functions on behalf of the Board; oversees and administers compliance matters to the extent such activities are not delegated to other committees; recommends any changes considered appropriate in the authority, operations, charter, number or membership of the Board or any committee; evaluates the need and, if necessary, develops and institutes a plan or program for the continuing education of our directors; and oversees and reviews with management and the Board the adequacy of, and monitors compliance with, our Code for Shared Business Conduct and related conduct and ethics policies. In addition to its Board nominating role, the Corporate Governance Committee assists the Board in working to assure that Amylin operates with proper corporate governance principles and practices.

        The Corporate Governance Committee is responsible for determining the Board's slate of director nominees for election to our Board and the individuals to fill vacancies on our Board occurring between annual meetings of stockholders. The Corporate Governance Committee will, at least on an annual basis, consider the mix of skills and experience that the then-current directors bring to the Board to assess whether the Board has the necessary membership and resources to perform its oversight function effectively. The qualifications of any non-incumbent director candidates brought to the attention of the Corporate Governance Committee by directors, management, stockholders or third parties will be evaluated from time to time in light of the Corporate Governance Committee's determination of the Board's needs, and under the same criteria as set forth below. Stockholders wishing to suggest candidates to the Corporate Governance Committee for consideration as directors must submit a written notice to our Board, who will provide it to the Corporate Governance Committee. The address for our Board can be found in this proxy statement under the caption "Stockholder Communications with the Board of Directors" or in the corporate governance section of our website at www.amylin.com. Our Bylaws set forth the procedures a stockholder must follow to nominate candidates for director. Certain elements of these procedures are described in this proxy statement under the caption "When are stockholder proposals due for next year's annual meeting." The Corporate Governance Committee does not distinguish between nominees suggested by stockholders and other nominees.

        In evaluating the suitability of potential candidates for Board membership, the Corporate Governance Committee takes into account many factors, including whether the potential nominee meets requirements for independence; the individual's personal qualities and characteristics, accomplishments and reputation in the business community; the potential candidate's current knowledge and contacts in the communities in which Amylin does business and in Amylin's industry or other industries relevant to Amylin's business; the individual's ability and willingness to commit adequate time to Board and committee matters; the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to the needs of Amylin; and the need for the Board to have a diversity of viewpoints, background, experience and other factors. The Corporate Governance Committee has not established any specific minimum qualification standards for nominees to the Board. To date, the Corporate Governance

Committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our voting stock.

  Finance Committee

        The Finance Committee assists the Board in matters relating to our capital-raising and other financing activities. The Finance Committee considers the ongoing financing needs of Amylin; considers alternative financing mechanisms available to Amylin; makes recommendations to the Board regarding the implementation of appropriate financing mechanisms; and undertakes any other duties or responsibilities expressly delegated to the Finance Committee by the Board from time to time. The Finance Committee charter requires that it consists of at least three directors, one of whom shall be our Chief Executive Officer. All members of the Finance Committee are financially literate and have previous experience with the financing of companies in the United States generally, including securities financing.

Meetings of the Board of Directors and Board and Committee Member Attendance

        Our Board of Directors met five times during 2007. Each incumbent Board member attended seventy-five percent or more of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she served as a director.

Stockholder Communications With The Board Of Directors

        Stockholders who wish to communicate with the Board may do so by writing to the Board of Directors, Attn: Corporate Secretary, 9360 Towne Centre Drive, San Diego, California 92121. The Corporate Governance Committee has established procedures for the handling of communications from stockholders and directed our Corporate Secretary to act as their agent in processing any communications received. Concerns relating to our accounting controls or auditing matters will be referred to the Chair of the Audit Committee. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees are to be forwarded by our Corporate Secretary to our independent directors. Communications that relate to matters that are within the responsibility of one of our Board committees are also to be forwarded by our Corporate Secretary to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities are to be sent to the appropriate member of management. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

CODE OF BUSINESS CONDUCT AND ETHICS

        We have adopted a Code for Shared Business Conduct that applies to all of our officers, directors and employees. The Code for Shared Business Conduct is available on our website at www.amylin.com. If we make any substantive amendments to the Code for Shared Business Conduct or grant any waiver from a provision of the Code for Shared Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

PROPOSAL 2

APPROVAL OF THE AMENDMENT OF THE 2001 EQUITY INCENTIVE PLAN

        In December 2000, the Board adopted the 2001 EIP, subject to stockholder approval, which was subsequently obtained. In 2003, the Board and our stockholders approved an amendment to the 2001 EIP providing for the issuance of up to 11,500,000 shares of our common stock. In 2005, the Board and our stockholders approved an additional amendment to the 2001 EIP providing for the issuance of up to 18,500,000 shares of our common stock. In 2006, the Board and our stockholders approved an additional amendment to the 2001 EIP providing for the issuance of up to 25,000,000 shares of our common stock. In April 2008, the Board further amended the 2001 EIP to increase the number of shares of our common stock reserved for issuance under the 2001 EIP by 3,500,000 shares, from 25,000,000 shares to 28,500,000 shares, subject to stockholder approval. The Board determined it was in Amylin's best interests and our stockholders' best interests to increase the number of shares available in order to attract and retain talented employees, and remain competitive in our industry and to further align our employees' interests with those of stockholders. The share reserve in the 2001 EIP, determined at any time, is also automatically increased without any further action by the Board or stockholders by an amount equal to the number of shares of our common stock subject to any outstanding option under our 1991 Stock Option Plan, or the 1991 Option Plan, that expires or is terminated or cancelled following the date that the 2001 EIP was adopted by the Board, which cannot exceed a total increase of 5,275,689 shares. Since the shares of our common stock subject to such expired, terminated or cancelled options under the 1991 Option Plan were authorized to be transferred to the 2001 EIP by stockholders, the 2001 EIP's share reserve consists entirely of shares that have been previously approved by our stockholders. In addition, if awards granted under the 2001 EIP expire or otherwise terminate without being exercised, the shares of our common stock not acquired pursuant to such awards again become available for issuance under the 2001 EIP.

        The 2008 amendment, subject to stockholder approval, is intended to increase the number of shares of our common stock authorized for issuance under the 2001 EIP by 3,500,000 shares from 25,000,000 to a total of 28,500,000 shares, plus the amount of any automatic increases described above, so that the total number of shares that may be issued under the 2001 EIP may not exceed in the aggregate 33,775,689 shares. As of April 4, 2008, an aggregate of 20,165,755 shares of our common stock were reserved for issuance in the 2001 EIP, of which awards for 18,568,701 shares had been granted, and 1,597,054 shares were available for future grant. As of April 4, 2008, an aggregate of 20,998,003 shares of our common stock were reserved for issuance under all of our stock option plans, of which awards for 19,400,949 shares had been granted with a weighted average exercise price of $27.43 and a weighted average remaining life of 6.83 years. As of April 4, 2008, there were 137,058,518 shares of our common stock outstanding.

        Stockholders are requested in this Proposal 2 to approve the amendment of the 2001 EIP to increase by 3,500,000 shares the number of shares of our common stock authorized for issuance under the 2001 EIP. To be approved, the amendment of the 2001 EIP must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2001 EQUITY INCENTIVE PLAN.

        The essential features of the 2001 EIP, as amended, are outlined below. Please note that the description of the essential features of the 2001 EIP is qualified in its entirety by reference to the copy of the 2001 EIP, as amended, attached hereto as Appendix A.

  General

        The 2001 EIP provides for the grant of incentive stock options, nonstatutory stock options and restricted stock awards, referred to collectively as awards. Incentive stock options granted under the 2001 EIP are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2001 EIP are not intended to qualify as incentive stock options under the Code. See "—Federal Income Tax Information" for a discussion of the tax treatment of awards.

  Purpose

        The Board adopted the 2001 EIP to provide a means by which our employees, directors and consultants may be given an opportunity to purchase our stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success. All of our employees, directors and consultants are eligible for awards under the 2001 EIP.

  Administration

        The terms of the 2001 EIP provide that it be administered by the Board, which has delegated this responsibility to the Compensation Committee. Subject to the provisions of the 2001 EIP, the Compensation and Human Resources Committee has the power to construe and interpret the 2001 EIP and to determine the persons to whom and the dates on which awards will be granted, the number of shares of our common stock subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. As used below with respect to the 2001 EIP, the "Board" refers to the Compensation Committee, as well as to the Board itself.

  Eligibility

        Incentive stock options may be granted under the 2001 EIP only to our employees (including officers). Our new and existing employees (including officers), directors, and consultants are eligible to receive all other types of awards under the 2001 EIP. Approximately 2,000 persons are currently considered to be eligible to participate in the 2001 EIP.

        No incentive stock option may be granted under the 2001 EIP to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of our total combined voting power, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of our common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2001 EIP and all other such Amylin plans) may not exceed $100,000.

        No employee may be granted options under the 2001 EIP exercisable for more than 1,000,000 shares of our common stock during any calendar year. This restriction is referred to as the Section 162(m) Limitation.

  Stock Subject to the 2001 EIP

        Subject to stockholder approval of Proposal 2, an aggregate of 28,500,000 shares of our common stock will be authorized for issuance under the 2001 EIP, plus the amount of any additional automatic increases to the share reserve in connection with expired, terminated or cancelled options under the 1991 Option Plan, as described above. The number of shares available for issuance under the 2001 EIP shall be reduced by (i) one share for each share of common stock issuable pursuant to an option grant, and (ii) 2.21 shares for each share of common stock issued pursuant to a restricted stock award. Our 2003 Non-Employee Directors' Plan provides for automatic grants of nonstatutory stock options to our non-employee directors in the amounts and at the times stated in the 2003 Non-Employee Directors' Plan. All shares of our common stock issuable upon exercise of options granted pursuant to the 2003 Non-Employee Directors' Plan will be issued out of the shares reserved for issuance under the 2001 EIP. Accordingly, to the extent options are granted pursuant to the 2003 Non-Employee Directors' Plan, the shares of our common stock available for issuance pursuant to the 2001 EIP will be correspondingly reduced. Awards that expire or otherwise terminate without being fully exercised shall result in an increase in the share reserve of the 2001 EIP or the 2003 Non-Employee Directors' Plan corresponding to the reduction originally made in respect of the award grant.

  Terms of Options

        The following is a description of the permissible terms of options under the 2001 EIP. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment.    The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "—Eligibility" above), may not be less than 110% of such fair market value. As of April 4, 2008, the closing price of our common stock as reported on the NASDAQ National Market System was $32.32 per share.

        The exercise price of options granted under the 2001 EIP must be paid, to the extent permitted by applicable statutes and regulations, either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other shares of our common stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

        Option Exercise.    Options granted under the 2001 EIP may become exercisable ("vest") in cumulative increments as determined by the Board. Options granted pursuant to the 2003 Non-Employee Directors' Plan that are issued under the 2001 EIP will vest in the amounts and at the times stated in the 2003 Non-Employee Directors' Plan. Generally, shares covered by currently outstanding options issued by us under the 2001 EIP typically vest during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively referred to as "service") according to the following schedule: 25% vest one year from the date of grant and the remainder vest monthly over the following three years. From time to time we have granted options having alternative vesting schedules for specified business purposes. Certain options granted under the 2001 EIP also are immediately exercisable, which is commonly referred to as an "early exercise" feature, but are subject to our right to repurchase unvested shares on termination of the optionholders' service with us. Shares covered by options granted in the future under the 2001 EIP may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of any award, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such award by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

        Term.    The maximum term of all options granted under the 2001 EIP is seven years, except that in certain cases (see "—Eligibility") the maximum term is five years. Options granted under the 2001 EIP generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within the period specified in the option after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. For options granted after May 2003, optionees who retire at the age of 55 or older and who have five or more years of continuous service to Amylin at the date of retirement have five years following their retirement to exercise their option. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer or shorter period of time following termination of service. In no event, however, may an option be exercised beyond the expiration of its term.

        The option term generally is extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

        No Dividend Rights; Restrictions on Transfer.    Options granted under the 2001 EIP do not have dividend equivalent rights attached and are not transferable for consideration. Pursuant to the provisions of the Code, incentive stock options granted under the 2001 EIP may not be transferred by the participant, other than by will or by the laws of descent and distribution, and during the lifetime of the participant, may only be exercised by the participant. However, in the event of a participant's divorce or legal separation, upon receipt of proof of such divorce or legal separation, the Board has the discretion, but is not required, to amend the terms of the participant's incentive stock option to provide for either: (i) the transfer of the beneficial ownership of all or a portion of the incentive stock option to the participant's former spouse, or (ii) the transfer of all or a portion of the incentive stock option, provided that the transferred option shall be deemed a non-statutory stock option as required by applicable law. Nonstatutory stock options granted under the 2001 EIP are transferable to the extent provided in the option agreement. Shares subject to repurchase by us under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate. Participants may not transfer options or early exercised unvested shares for value or consideration without the prior approval of our stockholders.

        Cancellation and Re-grant.    Under the 2001 EIP, the Board may not, without stockholder approval, re-price outstanding options and/or cancel outstanding options and substitute new options for the purchase of the same or different numbers of shares of our common stock as the cancelled options.

  Restricted Stock Awards

        Consideration.    Restricted stock awards may be granted in consideration of past or future services rendered to us.

        Vesting.    Shares of stock awarded pursuant to a restricted stock award agreement under the 2001 EIP may, but need not be, subject to a reacquisition option in favor of us in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock award agreement under the 2001 EIP.

        Restrictions on Transfer.    As long as the shares remain subject to our reacquisition right under the restricted stock award agreement, the shares may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable restricted stock award agreement. Shares subject to our reacquisition right may not be transferred by the participant for value or consideration without the prior approval of our stockholders.

  Adjustment Provisions

        In the event of certain transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, the 2001 EIP will be appropriately adjusted as to the class(es) and the maximum number of shares of our common stock reserved for issuance in the 2001 EIP and the Section 162(m) Limitation. Additionally, outstanding awards will be adjusted as to the class(es), number of shares and price per share of our common stock subject to such awards.

  Effect of Certain Corporate Events

        The 2001 EIP provides that, in the event of a dissolution or liquidation of us, then all outstanding awards under the 2001 EIP shall terminate immediately prior to such dissolution or liquidation. The 2001 EIP further provides that, in the event of a sale, lease or other disposition of all or substantially all of the assets of us or specified types of mergers or consolidations (each, a "corporate transaction"), any surviving or acquiring corporation shall either assume awards outstanding under the 2001 EIP or substitute similar awards for those outstanding under the 2001 EIP. If any surviving corporation declines to assume awards outstanding under the 2001 EIP or to substitute similar awards, then, with respect to participants whose service has not terminated as of the time of such corporate transaction, the vesting and the time during which such awards may be exercised will be accelerated in full, and all outstanding awards will terminate if the participant does not exercise such awards at or prior to the corporate transaction. With respect to any awards that are held by other participants, the vesting and exercisability provisions of such awards will not be accelerated and such awards will terminate if not exercised prior to the corporate transaction.

        In addition, options granted to employees under the 2001 EIP are governed by, and it is expected that options granted to employees under the 2001 EIP will continue to be governed by, certain change in control provisions. Pursuant to these provisions, if within 90 days prior to, or within 13 months following, the effective date of certain specified change in control transactions, an employee ceases employment with us without cause or under certain other specified circumstances, then generally the vesting and exercisability of the options an employee holds that were issued under the 2001 EIP shall accelerate in full or any reacquisition or repurchase right of us acquired pursuant to any early exercise of such options, if permitted, shall lapse in full. The acceleration of an option in the event of an acquisition, change in control or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

  Duration, Amendment and Termination

        The Board may suspend or terminate the 2001 EIP without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2001 EIP will terminate on December 13, 2010.

        The Board may also amend the 2001 EIP at any time or from time to time. However, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 2001 EIP to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Securities Exchange Act of 1934); (ii) increase the number of shares reserved for issuance; or (iii) change any other provision of the 2001 EIP in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Securities Exchange Act of 1934 or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 2001 EIP for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

  Federal Income Tax Information

        The following is a summary of the principal United States federal income tax consequences to employees and Amylin with respect to participation in the 2001 EIP. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

        Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. As of the date of this proxy statement, the maximum long-term capital gains rate for federal income tax purposes is 15% while the maximum ordinary income rate and short-term capital gains rate is effectively 35%.

        Incentive Stock Options.    Incentive stock options under the 2001 EIP are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option with the exception, however, that the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of the disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options and Restricted Stock Awards.    Nonstatutory stock options and restricted stock awards granted under the 2001 EIP generally have the following federal income tax consequences:

        There are no tax consequences to the participant or us by reason of the grant of the nonstatutory stock option. Upon exercise of the nonstatutory stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the exercise date over the exercise price. Upon acquisition of the restricted stock award, the participant normally will recognize taxable ordinary income equal to the stock's fair market value on the acquisition date. However, to the extent the stock is subject to certain types of vesting or other restrictions, the taxable event will be delayed until the vesting or other restrictions lapse unless the participant elects to be taxed upon receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options.

        Potential Limitation on Our Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to any such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of "outside directors," (ii) the plan under which the award is granted states the maximum number of shares with respect to which awards may be granted during a specified period to any employee and such limitation is approved by the stockholders, and (iii) the exercise or purchase price of the award is no less than the fair market value of the stock on the date the award is granted.

        Compensation attributable to restricted stock awards will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of "outside directors," and (ii) the purchase price of the award is no less than the fair market value of the stock on the date the award is granted. Compensation attributable to restricted stock awards with purchase prices of less than fair market value of the stock on the date of grant will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors," the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

  Plan Benefits

        Other than options granted pursuant to the 2003 Non-Employee Directors' Plan that are issued under the 2001 EIP, awards under the 2001 EIP are discretionary. As of April 4, 2008, no options or restricted stock awards have been granted on the basis of the 3,500,000 share increase for which stockholder approval is sought under this Proposal 2.

        The following table presents certain information with respect to awards previously granted under the 2001 EIP as of April 4, 2008 to (i) our Named Executive Officers (as set forth in "Compensation of

Executive Officers" below); (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, other than executive officers, as a group.

Name and Position	Number of Shares Underlying Awards Granted(1)
Daniel M. Bradbury President and Chief Executive Officer	1,291,000
Mark G. Foletta Senior Vice President, Finance and Chief Financial Officer	343,220
Alain D. Baron, M.D. Senior Vice President, Research	472,000
Orville G. Kolterman, M.D Senior Vice President, Development	477,000
Roger Marchetti Senior Vice President, Human Resources and Information Management	245,000
Ginger L. Graham(2) Director	1,127,000
All current executive officers as a group	3,944,100
All current directors who are not executive officers as a group	2,098,000
All employees, other than executive officers, as a group	21,844,478

(1)
The dollar values of these awards cannot be determined because they depend on the market value of the underlying shares of our common stock on the date of exercise.

(2)
Ms. Graham served as our Chief Executive Officer until March 1, 2007.

Equity Compensation Plan Information

        The following table provides certain information as of December 31, 2007 with respect to all of our equity compensation plans in effect on that date (in thousands, except per share amounts).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans, (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	17,167	$27.67	4,049
Equity compensation plans not approved by securityholders	9	6.58	—

Total	17,176	$27.66	4,049

        We had the following equity compensation plans in effect as of December 31, 2007 that were adopted with the approval of our stockholders: the 1991 Stock Option Plan, the 2001 EIP, the 2001 ESPP, the 1994 Non-Employee Directors' Stock Option Plan, the 2003 Non-Employee Directors' Plan and the Non-Employee Directors' Deferred Compensation Plan.

        Our stockholders were not asked to, and therefore did not approve, the individual compensation arrangement entered into in January 1995 with Joseph C. Cook, Jr., who served as our Chairman and Chief Executive Officer from 1998 to 2003, and continues to serve as an employee and as our Chairman. From 1994 to 1998, Mr. Cook served as a consultant to us under various consulting agreements pursuant to which he received cash compensation and was granted non-qualified stock options. In connection with one of his consulting agreements with us entered into in January 1995, we also entered into a phantom stock unit agreement with Farview Management Co., L.P., a consulting firm of which Mr. Cook is a general partner. Pursuant to the phantom stock agreement, Farview received 9,000 phantom stock units, each representing the right to receive cash or shares of our common stock. The phantom stock agreement provides that on the date Mr. Cook ceases to be a consultant to or director of Amylin, we will pay Farview the fair market value of the phantom stock units in cash or shares of our common stock, at our election. The fair market value of each phantom stock unit is to be determined based on the closing price per share of our common stock on The NASDAQ Stock Market on the last trading day prior to the date that Mr. Cook ceases to be a consultant to or director of Amylin.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and is seeking ratification of such selection by our stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Amylin and our stockholders.

        To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accountanting Firm's Fees and Services

        The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2007 and 2006. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2007	2006
Audit Fees(1)	$810,261	$734,391
Audit-related Fees(2)	43,687	27,330
Tax Fees(3)	15,000	0
All Other Fees	0	0

Total Fees	$868,948	$761,721

(1)
Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC, and services rendered in connection with the company's 2007 convertible debt offering and 2006 equity offering.

(2)
Represents fees for consultations on the implementation of new accounting standards. For 2007, also represents fees for services rendered in connection with various strategic relationship transactions. For 2006, also represents fees for services associated with SEC registration statements and other documents filed with the SEC.

(3)
Represents fees for consultation regarding federal income tax matters. No such services were provided in 2006.

Pre-Approval Policies and Procedures

        Our Audit Committee charter provides that the Audit Committee will pre-approve all audit and permissible non-audit services to be provided to us by our independent auditors. The Audit Committee pre-approved all audit or non-audit services provided by our independent registered public accounting firm during 2007.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information regarding the beneficial ownership of our common stock as of April 4, 2008, except where indicated, by: (i) each of our directors, (ii) each of our Named Executive Officers, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

        Applicable percentages are based on 137,058,518 shares outstanding on April 4, 2008, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on June 3, 2008, which is 60 days after April 4, 2008. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Beneficial Owner(1)	Number of Shares	Shares Issuable Pursuant to Options Exercisable Within 60 Days of April 4, 2008	Percent of Total
Eastbourne Capital Management, L.L.C.(2) 1101 Fifth Avenue, Suite 370 San Rafael, CA 94901	20,575,442	—	15.0%
FMR LLC(3) 82 Devonshire Street Boston, MA 02109	20,185,226	—	14.7%
Marsico Capital Management, LLC(4) 1200 17th Street, Suite 1600 Denver, CO 80202	18,888,153	—	13.8%
Wellington Management Company, LLP(5) 75 State Street Boston, MA 02109	16,267,123	—	11.9%
Goldman Sachs Asset Management, L.P.(6) 32 Old Slip New York, NY 10005	13,822,442	—	10.1%
Adrian Adams	20,000	20,000	*
Steven R. Altman(7)	57,455	44,000	*
Alain D. Baron, M.D.(8)	497,373	469,550	*
Teresa Beck(9).	37,000	32,000	*
Daniel M. Bradbury(10)	1,401,023	1,343,606	1.0%
Joseph C. Cook, Jr.(11)	1,709,367	732,000	1.2%
Karin Eastham(12)	44,000	44,000	*
Mark G. Foletta(13)	327,311	302,721	*
James R. Gavin III, M.D., Ph.D.(14)	44,000	44,000	*

Ginger L. Graham(15)	1,257,625	1,109,610	*
Howard E. Greene, Jr.(16)	1,709,311	81,000	1.2%
Orville G. Kolterman, M.D.(17)	643,821	486,144	*
Roger Marchetti(18)	249,466	245,000	*
Jay S. Skyler, M.D., MACP(19)	221,826	101,000	*
Joseph P. Sullivan(20)	68,000	68,000	*
James N. Wilson(21)	117,500	88,000	*
All executive officers and directors as a group (22 persons)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)(18)(19)(20)(21)	9,434,958	6,185,231	6.6%

*
Less than one percent.

(1)
Except as otherwise noted above, the address for each person or entity listed in the table is c/o Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, San Diego, CA 92121.

(2)
Based upon a Schedule 13G/A jointly filed with the SEC on April 3, 2008 by Eastbourne Capital Management, L.L.C., Richard Jon Barry and Black Bear Offshore Master Fund, L.P. The joint filers reported that Eastbourne and Mr. Barry have shared voting and dispositive authority with respect to all of the shares indicated above and that Black Bear Offshore Master Fund, L.P. has shared voting and dispositive power with respect to 13,780,230 shares indicated above.

  On March 12, 2008, we entered into an Ownership Agreement with Eastbourne concerning Eastbourne's ownership of our common stock. Under the Ownership Agreement, Eastbourne is obligated to vote any shares of our common stock it owns in excess of 15% of the total outstanding shares in accordance with the recommendation to the stockholders generally made by our board of directors in any proxy solicitation and grants us an irrevocable proxy to vote those shares in accordance with the Ownership Agreement. In addition, Eastbourne agreed (a) not to dispose of any shares of our common stock except in open market transactions, (b) not to short our common stock and (c) to use reasonable efforts to prevent its shares of our common stock from being margined, loaned or otherwise made available for short sales except to the extent required under Eastbourne's existing agreements with third parties.

(3)
Based upon a Schedule 13G/A filed with the SEC on February 14, 2008 by FMR LLC. FMR reported that it has sole voting power with respect to 2,260 shares and sole dispositive power with respect to all of the shares indicated above.

(4)
Based upon a Schedule 13G/A filed with the SEC on February 14, 2008 by Marsico Capital Management, LLC. Marsico reported that it has sole voting power with respect to 17,235,603 shares and sole dispositive power with respect to all of the shares indicated above.

(5)
Based upon a Schedule 13G/A filed with the SEC on February 14, 2008 by Wellington Management Company, LLP. Wellington reported that it has shared voting power with respect to 9,983,323 shares and shared dispositive power with respect to all of the shares indicated above.

(6)
Based upon a Schedule 13G filed with the SEC on April 10, 2008 by Goldman Sachs Asset Management, L.P. reported that it has sole voting power with respect to 11,187,092 shares, sole dispositive power with respect to 13,769,732 shares and shared voting and dispositive power with respect to 52,710 shares indicated above.

(7)
Includes 13,455 shares held by the Altman Family Trust, of which trust Mr. Altman and his wife are trustees. Does not include deferred compensation invested in 1,848 shares of our common stock at Mr. Altman's election.

(8)
Includes 226 vested shares issued under our ESOP.

(9)
Does not include deferred compensation invested in 1,601 shares of our common stock at Ms. Beck's election.

(10)
Includes 44,579 shares held by the Bradbury Family Trust #3, of which trust Mr. Bradbury serves as a co-trustee, and shares voting and dispositive power. Includes 226 vested shares issued under our ESOP. Does not include 6,263 shares held by the Bradbury Gift Trust, of which Mr. Bradbury's minor children are beneficiaries.

(11)
Includes 81,030 shares owned by Farview Management, L.P., as to which Mr. Cook shares voting and dispositive power with his wife. Includes 50 vested shares issued under our ESOP.

(12)
Does not include deferred compensation invested in 3,751 shares of our common stock at Ms. Eastham's election.

(13)
Includes 226 vested shares issued under our ESOP and 110 shares held by Mr. Foletta's spouse.

(14)
Does not include deferred compensation invested in 1,837 shares of our common stock at Dr. Gavin's election.

(15)
Does not include deferred compensation invested in 1,035 shares of our common stock at Ms. Graham's election.

(16)
Includes 66,969 shares held by The Greene Children's Trust, of which Mr. Greene is a trustee and with respect to which he shares voting and dispositive power with his spouse, and 1,561,342 shares held in The Greene Family Trust, of which Mr. Greene is a trustee and with respect to which he also shares voting and dispositive power with his spouse. Does not include deferred compensation invested in 5,963 shares of our common stock at Mr. Greene's election.

(17)
Includes 226 vested shares issued under our ESOP, 6,263 shares held by the Bradbury Gift Trust, of which trust Dr. Kolterman serves as a trustee and holds voting and dispositive power and 24,967 shares beneficially owned by Dr. Kolterman's spouse.

(18)
Includes 226 vested shares issued under our ESOP.

(19)
Includes 23,000 shares held by The Jay S. Skyler Irrevocable Trust, of which Dr. Skyler is a trustee, 6,675 shares held by Mercedes Bach, Dr. Skyler's spouse, 950 shares held in a trust for which Dr. Skyler is the trustee, 20,000 shares held by the Jennifer Skyler Living Trust of which Dr. Skyler is a co-trustee, and 201 shares held by Dr. Skyler's step-son. Does not include deferred compensation invested in 5,290 shares of our common stock at Dr. Skyler's election.

(20)
Does not include deferred compensation invested in 5,723 shares of our common stock at Mr. Sullivan's election.

(21)
Includes 22,000 shares held by the James & Pamela Wilson Trust, of which Mr. Wilson may act as sole trustee and with respect to which he holds voting and dispositive power, 3,500 shares held by the James & Pamela Wilson Family Partnership, of which Mr. Wilson may act as general partner and with respect to which he holds voting and dispositive power, 2,000 shares held by the Scott West Irrevocable Trust, of which Mr. Wilson is the trustee and with respect to which he holds voting and dispositive power, and 2,000 shares held by the Taylor West Irrevocable Trust, of which Mr. Wilson is the trustee and with respect to which he holds voting and dispositive power. Does not include deferred compensation invested in 7,271 shares of our common stock at Mr. Wilson's election.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. One transaction for each of Ms. Graham and Mr. Cook was not filed on a timely basis during 2007. Other than the transactions described above, to our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, our officers, directors and greater than ten percent beneficial owners were in compliance with all applicable Section 16(a) filing requirements.

DIRECTOR COMPENSATION

        The following table sets forth in summary form information concerning the compensation earned by the members of our Board of Directors who are not Named Executive Officers during the fiscal year ended December 31, 2007.

Name	Fees earned or paid in cash ($)		Stock awards ($)		Option awards ($)(1)(2)	Total ($)
Joseph C. Cook, Jr.	100,000	(3)	6,500	(4)	822,969	929,469
Adrian Adams(5)	—		—		17,326	17,326
Steven R. Altman	60,000		—		366,792	426,792
Teresa Beck	48,750		—		224,083	272,833
Vaughn D. Bryson	34,375		—		94,016	128,391
Karin Eastham	82,500		—		333,201	415,701
James R. Gavin III, M.D., Ph.D.	59,375		—		347,586	406,961
Ginger L. Graham(6)	n/a				n/a	n/a
Howard E. Greene, Jr.	57,500		—		246,546	304,046
Jay S. Skyler, M.D., MACP	57,500		—		246,546	304,046
Joseph P. Sullivan	74,375		—		333,490	407,865
Thomas R. Testman	32,500		—		94,371	126,871
James N. Wilson	77,500		—		246,546	324,046

(1)
Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during 2007 under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, or SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2007 in Note 1 to Consolidated Financial Statements under the heading "Stock-based Compensation Information Under SFAS No. 123R".

(2)
The aggregate number of option awards for each non-employee director as of December 31, 2007 was: Mr. Cook: 798,724; Mr. Adams: 20,000; Mr. Altman: 44,000; Ms. Beck: 32,000; Ms. Eastham: 44,000; Dr. Gavin: 44,000; Ms. Graham: 1,109,610; Mr. Greene: 91,000; Dr. Skyler: 101,000; Mr. Sullivan: 68,000; and Mr. Wilson: 88,000.

(3)
Includes $50,000 in salary payments paid to Mr. Cook as an employee and $50,000 in annual Chairman fees.

(4)
Mr. Cook deferred $3,000 of compensation under our 401(k) plan in 2007. The amount shown in this column consists of (i) a matching contribution made by us at the rate of 50% of the first 6%

  of eligible earnings Mr. Cook contributed to the plan in the form of our common stock under our 401(k) plan based on the fair market value of our common stock on the December 31, 2007 grant date of $37.00 multiplied by 40 shares granted to Mr. Cook and (ii) a contribution made by us equal to 10% of 2007 salary paid to Mr. Cook in the form of common stock under our ESOP based on the fair market value of our common stock on March 4, 2008 contribution date of $24.86 per share multiplied by 201 shares. The aggregate number of Mr. Cook's outstanding stock awards as of December 31, 2007 was 10,213. Share amounts shown in this footnote have been rounded to whole share amounts.

(5)
Mr. Adams joined our Board in the fourth quarter of 2007. His cash compensation for service on our Board commenced in the first quarter of 2008.

(6)
Ms. Graham became a non-employee director in the second quarter of 2007 and began receiving fees for service on our board commencing in the third quarter of 2007. Compensation earned by Ms. Graham in 2007 for service as a non-employee director is fully reflected in the Summary Compensation Table.

        In 2007, non-employee directors received an annual retainer of $50,000, plus $25,000 per year for serving as the chair of the Audit Committee, $20,000 per year for serving as chair of the Compensation Committee and $10,000 per year for serving as chair of either the Corporate Governance Committee or the Finance Committee. In addition, non-employee committee members other than the chair received $15,000 per year for serving on the Audit Committee, $10,000 per year for serving on the Compensation Committee and $7,500 per year for serving on either the Corporate Governance Committee or the Finance Committee. We also reimburse our directors for their expenses incurred in connection with attendance at Board meetings.

        Our directors have the option to elect, on an annual basis, to defer up to 100% of their cash compensation pursuant to our 2001 Non-Qualified Deferred Compensation Plan, or 2001 Deferred Compensation Plan, which is an unfunded plan designed for the purpose of providing deferred compensation to our directors and highly compensated executives. Elections must be made by December 31st of each year to defer director cash compensation that will be earned during the following year, and are irrevocable after that date. The director deferred compensation is credited to a bookkeeping account that permits the director to select from a range of phantom investment alternatives that mirror the gains and/or losses of several different investments and investment funds, including phantom shares of our common stock. The bookkeeping accounts are established based on the market price of the stock at the time the compensation otherwise would have been paid to the director and are adjusted to reflect investment results resulting from fluctuations in the market value of the phantom investments. Directors may change their selected phantom investment alternatives at any time. Earnings credited to the director bookkeeping accounts for 2007 have not been reported in the Director Compensation Table because none of our directors received above market or preferential earnings on their deferred compensation accounts in 2007.

        Amounts credited to the bookkeeping accounts will generally be paid to the directors approximately six months after termination of board service. Deferred amounts invested in phantom shares of our common stock will be paid in a single lump sum in the form of our common stock. Any changes in the director's distribution election are permitted only if made in accordance with applicable tax compliance requirements governing nonqualified deferred compensation plans. In addition, directors may be entitled to receive earlier payments of their account balances through certain unforeseeable emergency withdrawals or in the event of a change of control of the company.

        We are not required to make any contributions to the 2001 Deferred Compensation Plan, nor do we fund the plan. Directors have an unsecured contractual commitment by the company to pay the amount due under the plan, which is subject to the claims of our general creditors. The directors will have taxable income in the year of distribution. In 2007, our directors deferred a total of $663,125 of their board fee compensation and Mr. Cook deferred $40,000 of his salary compensation through the Deferred Compensation Plan. In addition, Mr. Cook received in-service distributions totaling $156,858 of previously deferred compensation during 2007. As of the date of this proxy statement, eight of our non-employee directors have elected to defer 100% of their cash compensation and invest such deferred compensation in phantom shares of our common stock.

        In addition to their cash compensation, each non-employee director receives automatic grants of options to purchase our common stock pursuant to our 2003 Non-Employee Directors' Plan. The options have an exercise price equal to the fair market value of our common stock on the date of the grant. These automatic option grants consist of options to purchase 20,000 shares when initially elected to the Board and options to purchase 12,000 shares upon being re-elected as directors at our annual stockholder meeting. Options granted upon initial election to the Board vest, so long as those directors' service with Amylin continues, over a period of four years with one-quarter of each option vesting on the one year anniversary of the date of grant and the remainder vesting in equal monthly increments over a three-year period. Options automatically granted to non-employee directors upon re-election at our annual stockholder-meeting vest, so long as those directors' service with Amylin or its affiliates continues, in equal monthly installments over the course of the following 12 months from the date of grant.

        During 2007, we granted options for 12,000 shares each to the eight non-employee directors elected at our 2007 Annual Meeting of Stockholders, at an exercise price per share of $44.64. The full grant date fair value of these options for each director was $250,885. We also granted options to purchase 20,000 shares of our common stock to Mr. Adams and Ms. Beck upon their election to the Board at an exercise price per share of $46.58 and $37.18, respectively. The full grant date fair value of Mr. Adam's option grant was $401,804. The full grant date fair value of Ms. Beck's option grant was $350,188.

        Mr. Cook, who served as our Chief Executive Officer from 1998 until September 1, 2003 and continues to serve as our Chairman of the Board, did not receive cash compensation or stock option grants for his service as a director prior to 2007. He continues to serve as our employee and in 2007 he received an annual salary of $50,000, chairman fees of $50,000 and a stock option grant for 20,000 shares at an exercise price per share of $45.26. The full grant date fair value of this option was $423,950. Mr. Cook also received a matching 401(k) plan contribution as described in footnote 4 of the Director Compensation table. From 1994 to 1998, Mr. Cook served as a consultant to Amylin. In connection with this consulting arrangement, in January 1995 we entered into a phantom stock unit agreement with Farview Management Co., L.P., a consulting firm of which Mr. Cook is a general partner. Pursuant to the phantom stock agreement, Farview received 9,000 phantom stock units, representing the right to receive cash or shares of our common stock. The phantom stock agreement provides that on the date Mr. Cook ceases to be a consultant to or director of Amylin, we will pay Farview the fair market value of the phantom stock units in cash or shares of our common stock, at our election. The fair market value of each phantom stock unit will be determined based on the closing price of a share of our common stock on The NASDAQ Stock Market on the last trading day prior to the date that Mr. Cook ceases to be a consultant to or director of Amylin.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The Compensation Committee is responsible for establishing and administering compensation for all of our executive officers, including our Chief Executive Officer. The Committee also exercises oversight of our compensation practices for all employees, including strategies for attracting, developing and motivating employees. To assist the Compensation Committee with its responsibilities, it has retained Radford Surveys + Consulting, an Aon Consulting company, an independent compensation consulting firm that reports directly to the Compensation Committee. The Compensation Committee regularly receives briefing materials from its consultant and from management which are used as the basis for forming compensation strategies and policies.

        The Compensation Committee reports to the Board of Directors on its actions and recommendations and regularly meets in executive sessions, often with its independent consultants and without members of management present. Although the Board has discretion to review all executive compensation, it has delegated authority with respect to our executive and general employee compensation programs and practices to the Compensation Committee. The Board annually reviews the Chief Executive Officer's compensation.

Compensation Program Objectives and Compensation Philosophy

        Our overall compensation philosophy is to design and implement equitable and cost-effective compensation programs that will help us achieve the following primary objectives:

  •
  Link corporate strategy and short-term and long-term goals with compensation;

  •
  Enable us to recruit, develop and retain a team able to build and lead a high-growth, leading biopharmaceutical company; and

  •
  Motivate employees to achieve superior performance and deliver results above plan.

        Our compensation program is designed to link our compensation plans to our corporate strategy and goals. For example, there are four primary strategic initiatives we consider when we make compensation program design decisions. These initiatives include: (i) driving sustainable long-term growth; (ii) progressively improving our financial performance; (iii) fostering an innovative and entrepreneurial corporate culture; and (iv) providing investment returns to our stockholders. We also consider other factors when designing our compensation programs, including compensation practices at appropriate benchmark companies, the competitiveness of our programs to the market, and regulatory, tax and accounting implications. We discuss each of these compensation design factors in more detail below.

        The Compensation Committee has determined that executive compensation practices should place a greater emphasis on corporate performance rather than individual performance. Accordingly, our executive compensation is designed to motivate executives by aligning a substantial portion of their compensation with the achievement of corporate goals which we discuss in greater detail below.

        In order to closely link executive officer compensation with the objectives listed above, we have designed an executive compensation program that emphasizes lower amounts of guaranteed compensation and higher levels of variable or "at-risk" compensation. This compensation program is intended to impose substantial risk to our executives for modest shortfalls in achievement of pre-determined corporate objectives and is highly-leveraged for achievement above these objectives. We believe this compensation program design effectively motivates executive officers to focus their efforts not simply on achieving the pre-determined stated objectives, but also on exceeding them.

Benchmarking

        We consider market pressures and compensation practices at a peer group of companies when we design executive compensation programs. As in prior years, in order to assess the competitiveness of our executive compensation practices, the Compensation Committee compared our 2007 executive officer compensation against the compensation provided to executives in comparable positions at 11 peer companies. The peer group examined by the Compensation Committee includes biopharmaceutical and biotechnology companies that are comparable to us in size or business life-cycle stage and with whom we compete for talent. These companies are listed below:

Biogen Idec	Medimmune, Inc.
Celgene Corp.	Millenium Pharmaceuticals, Inc.
Cephalon, Inc.	PDL BioPharma, Inc.
Genzyme Corp.	Sepracor Inc.
Gilead Sciences, Inc.	Vertex Pharmaceuticals, Inc.
ImClone Systems, Inc.

        We obtain compensation data on our peer companies from the Compensation Committee's independent consultants, public filings and privately published compensation studies conducted by independent third parties which establishes our market reference point. We position our compensation program such that each element of compensation is paid at a level that places us in an approximate percentile of our comparative companies which we feel best helps us achieve our objectives. For our executive officers, we target base salaries and benefits such that they approach the 50th percentile of our market reference point. We target total cash compensation (base salary plus incentive bonus) so that they approach the 60th percentile of our market reference point and we target equity compensation to approach the 60th percentile. Actual compensation paid to individuals may vary from these targets at the Compensation Committee's discretion. The extent to which the Compensation Committee exercised its discretion in arriving at 2007 compensation levels is discussed in further detail below.

Elements of Compensation

        To maintain lower levels of guaranteed executive pay and higher levels of at-risk pay, we use three different elements of compensation (excluding benefits). First, we set base salaries at a level designed to attract and retain executives based on experience and an internal determination as to how critical the position is to our success and financial performance. Second, we design cash incentive bonuses to reward achieving and exceeding pre-determined corporate objectives and to support an environment in which executives are accountable for performance. Finally, we provide equity incentives to encourage sustained long-term performance and create a culture of ownership and entrepreneurship. In addition to these three elements of compensation, we provide other benefits, such as health and life insurance, to our employees, including our executive officers, to promote their safety and security.

        The following discussion further describes the mix of compensation elements we pay to our executive officers and how we determine the amount of each element. We will also explain how each element of compensation fits into our overall compensation objectives and affects decisions regarding other elements of compensation. In assessing the total mix of compensation for our Named Executive Officers, the Compensation Committee reviews tally sheets which set forth total cash, equity and benefits paid to these individuals and compensation they would receive upon termination such as in connection with a change in control. The Compensation Committee uses tally sheets solely as a means of understanding compensation paid to our Named Executive Officers under various scenarios and does not use them to determine various elements of compensation. The committee's evaluation of tally sheets did not result in specific compensation awards in 2007 or modifications to the manner in which we implement our compensation program. This discussion and analysis should be read together with the compensation tables that follow in this proxy statement.

Base Salary

        The amount of salary paid during 2007 to each of our Named Executive Officers is shown in the Summary Compensation Table below. We pay salaries to our executive officers primarily to provide a base-level of compensation to them in consideration of the services they perform for us. We recognize that our financial success and the achievement of our long-term objectives is largely dependent upon the experience, skills and efforts of our executive management and that the executive compensation we pay must be competitive with the compensation paid by other similarly-situated companies in order to recruit and retain our executive management team. Based on our benchmarking practices, the amount of base salary we pay to our executive officers is targeted to approach the 50th percentile of our peer companies. Rather than setting this target at a higher level relative to our peers, the Compensation Committee chose this approximate target in order to attract and retain our executive management team with an attractive salary while being able to offer greater levels of "at risk" compensation through our annual cash bonus plan and our equity incentive compensation plans consistent with the compensation philosophy described above. Although the Compensation Committee applies the same policies when determining the compensation of each Named Executive Officer, Mr. Bradbury's salary is set at a higher level than other Named Executive Officers due to his higher level of responsibility and the higher compensation levels paid to the principle executive officers at peer companies.

        In addition to considering base salary levels at our peer companies, the Compensation Committee also determines executive base salary amounts on the basis of each executive's individual's level of responsibility and experience and upon an evaluation of the individual's contribution to our success. For example, pursuant to the employment agreement we entered into with Mr. Bradbury in March 2007, the Compensation Committee approved an annual salary of $575,000 for Mr. Bradbury in connection with his promotion to Chief Executive Officer. In arriving at this amount, which is below the targeted 50th percentile of our peer companies, the Compensation Committee considered Mr. Bradbury's tenure with the company, relevant experience in the position, current market valuation practices and the need to offer a competitive base salary in order to retain him.

        The Compensation Committee set the annual base salaries for other executive officers after reviewing the individual's level of responsibility and experience with the Chief Executive Officer and after reviewing relevant base salary market data with the committee's independent consultants. Following this review, the committee adjusted the 2007 annual base salaries for our other Named Executive Officers to a level slightly below the approximate 50th percentile target. Both Dr. Baron and Dr. Kolterman's annual salary were adjusted to $400,000 and Mr. Marchetti's was adjusted to $340,000. In reviewing Mr. Foletta's salary level, the Compensation Committee also recognized that his prior year compensation was significantly below the desired peer company target and not commensurate with his 2006 promotion to Senior Vice President. Based on this assessment, the committee increased Mr. Foletta's salary to $365,000 which was still below the approximate peer company target.

        In March 2008, the Board approved the following 2008 base salaries for the Named Executive Officers: Mr. Bradbury: $675,000; Mr. Foletta: $419,750; Dr. Baron: $440,000; Dr. Kolterman: $440,000; and Mr. Marchetti: $360,400. After reviewing relevant market data, the Board made these adjustments to base salary and authorized the March 2008 option grants described below in order to set total compensation approaching the 60th percentile of our peer group of companies. Although they remain below the 50th percentile of our peer group, the base salaries for our Chief Executive Officer and Chief Financial Officer were further adjusted to reduce the difference between our total compensation and market data for these two positions which has recently increased more rapidly than the market compensation for our other Named Executive Officers.

Annual Cash Bonus

        We have established a cash bonus plan for executive officers under which we pay annual cash bonuses to executive officers depending on whether we achieve pre-established corporate goals that are related to company operational and financial performance. By placing a significant portion of executive compensation "at risk," we believe our bonus plan creates a direct link between executive compensation and our operational and financial performance and further motivates our executives to implement strategic initiatives in order to meet and exceed the pre-established corporate goals.

        At the beginning of each fiscal year, the Board establishes the operational and financial goals as part of the annual business planning process. Following the end of the year, the Board determines the extent to which these goals were attained or exceeded. Based upon this assessment, the Compensation Committee determines whether executive officers will be paid a cash bonus. If the Compensation Committee determines cash bonuses are to be paid, it awards each executive a cash bonus equal to the executive's target bonus multiplied by the percentage to which the corporate goals were attained or exceeded. Target bonuses are expressed as a percentage of the executive's salary. The target bonuses for our 2007 Named Executive Officers are as follows: for our Chief Executive Officer the target percentage is one hundred percent; for the other four Named Executive Officers, each of whom is a Senior Vice President, the target percentage is fifty percent. The Compensation Committee retains full discretion to adjust cash bonuses as it deems appropriate.

        In order to closely align executive compensation with achievement of corporate goals, executive officer cash bonuses are based primarily upon the achievement of certain specified corporate goals. The corporate goals established by the Board of Directors for 2007 related to product revenue, progress in our research and development programs and financial and human resource management goals. These goals were set at challenging levels such that attainment of executive target bonuses was not assured at the time they were set and would require a high level of effort and execution on the part of our executive management team in order to receive a bonus payout. Setting challenging but achievable goals for 2007 was consistent with our previous practice as evidenced by the fact that since 2001 we paid annual bonuses below target three times, including one year in which we did not pay a bonus. During this same six-year period we paid two annual bonuses at 100% of target and one annual bonus exceeding target. In 2006 we met or exceeded all of our 2006 goals, including our product revenue goals. Accordingly, executive cash bonuses exceeded target amounts.

        The 2007 goals were chosen in order to provide an appropriate mix of short-term performance (product revenues) with long-term value creation (research and development/pipeline advancement) and were assigned a weighting for purposes of quantifying their contribution to bonus payout as more fully described in the table below:

Corporate Goal	Weight
Product Revenue	50%
R&D/Pipeline Advancement	30%
Financial	10%
Human Resource Management	10%

        In March 2008, the Compensation Committee reviewed Amylin's 2007 actual bonus plan performance against the pre-established corporate goals. The 2007 bonus plan formula was structured so that if a minimum of product revenues goals were not met, a bonus would not be paid regardless of achievement of any other goals. Based on a review of 2007 product revenue, the Compensation Committee determined that product revenue levels were sufficient to warrant payment of a bonus. The bonus plan also incorporates qualitative elements that are reviewed by the Compensation Committee to determine the percent of target payout. The Compensation Committee reviewed the 2007 corporate goals and various qualitative factors including management's execution of a number of strategic decisions made throughout 2007 and other pipeline project accomplishments. These accomplishments included advancement of the exenatide once weekly development program, clinical results from a proof-of-concept pramlintide and metreleptin combination treatment study, the number of candidates nominated for exploratory development, and progress on our exenatide once weekly manufacturing facility. Based on the review of these accomplishments, the Compensation Committee determined bonuses would be paid at 34.5% of target amounts. Accordingly, each Named Executive Officer's target bonus amount was multiplied by this percentage to determine the 2007 cash bonus amount. These amounts are shown in the Summary Compensation Table as non-equity incentive plan compensation.

        In December 2007, the Compensation Committee established the corporate goals for purposes of the 2008 bonus plan. The corporate goals for 2008 relate to product revenue and research and development results. Our performance relative to these pre-established goals will be reviewed by the Compensation Committee and the Board in 2009 to determine executive cash bonuses earned in 2008.

Equity Incentive Compensation

        We provide equity incentive compensation to our executive officers through our 2001 Equity Incentive Plan, or 2001 EIP, our recently established ESOP, our 2001 Employee Stock Purchase Plan, or 2001 ESPP, and, at the discretion of the Board, our 401(k) Plan. We use equity compensation so that our executives will be motivated as stakeholders to contribute to our long-term success and to reward them only when our stockholders' gain value. We believe that providing a significant amount of "at risk" equity compensation to our executives is important because it aligns the interests of our executive officers with those of our stockholders and provides executive officers an opportunity to participate in our growth. Further, our equity incentive awards typically contain four-year vesting provisions which provide a retention incentive to executive officers and employees.

  2001 Equity Incentive Plan

        Stock options granted under the 2001 EIP have an exercise price equal to the fair market value on the date of grant and generally have a term of either 7 or 10 years, provided the recipient continues to provide services to Amylin. In March 2007, the Compensation Committee amended the 2001 EIP reducing the term of future option grants to 7 years. We measure fair market value as the closing price of our common stock on the NASDAQ Stock Market on the date of grant. Our stock options generally vest over a period of four years, with vesting tied to continued employment. Because four years is a significant amount of time, we have structured our option grant vesting such that one-fourth of an option grant vests on the first anniversary date of the grant in order to provide a meaningful shorter-term value component. The remaining grant vests pro-rata on a monthly basis over the remaining three years of the vesting schedule in order to provide long-term retention value.

        We typically grant stock options on a periodic basis to eligible employees, including our executive officers. The Compensation Committee determines grant levels to executives after considering the level of responsibility, experience and expected contributions of each executive, as well as peer group data. The committee also considers salary levels and other cash compensation consistent with our stated philosophy of keeping a greater proportion of total compensation "at risk." We also target equity compensation to approach the 60th percentile of our peer group. In 2007, total equity compensation, including stock option grants, was set at or below this target amount for our Named Executive Officers. Generally, the Compensation Committee grants stock options to executive officers annually as part of the executive performance review process. The value of the options awarded to our Named Executive Officers used in our financial statements is contained in the Summary Compensation Table.

        In 2007, the Compensation Committee awarded 450,000 stock options to Mr. Bradbury in connection with this promotion to Chief Executive Officer. The committee determined this was an appropriate grant based on a review of peer company market compensation and because it was necessary to retain Mr. Bradbury's services.

        In determining the number of options granted to our remaining Named Executive Officers, the Compensation Committee considered the equity compensation practices at our peer companies as reported by our outside compensation consultant and awarded options grants consistent with the equity compensation targets described above. The number and grant date fair value of all stock options granted to each of our Named Executive Officer in 2007 can be found in the Grants of Plan-Based Awards Table below. The Compensation Committee applies the same policies when determining the option grants awarded to each Named Executive Officer. Mr. Bradbury's option grant was set at a higher level than our other Named Executive Officers due to his higher level of responsibilities as our Chief Executive Officer and to keep his equity compensation more in line with equity compensation pay practices within peer group companies. The value shown in this table is the grant date fair value of the award as determined pursuant to SFAS No. 123R for financial reporting purposes.

        Consistent with the equity incentive objectives described above, in March 2008 the Board granted options to purchase the following number of shares of our common stock to the Named Executive Officers: Mr. Bradbury: 275,000 shares; Mr. Foletta: 70,000 shares; Dr. Baron: 65,000 shares; Dr. Kolterman: 65,000 shares; and Mr. Marchetti: 60,000 shares. The options are exercisable at a price equal to the closing price of our common stock on the date of grant. The options fully vest over four years with one-fourth of the option grant vesting on the first year anniversary of the grant date and in equal monthly installments for three years thereafter. The options have a term of seven years.

  Option Grant Practices

        After the end of the fiscal year, the Board or Compensation Committee approves, at its discretion, an annual option grant for certain employees, including executive officers, generally at a regular committee meeting scheduled up to a year in advance. In 2007, annual option grants were approved for all employees, including our executive officers, at a regular pre-scheduled meeting held in March 2007. The exercise price for these options was based on the closing price of our common stock on the date the grant was approved. Our executive officers assist the Board in setting option grant dates only to the extent they assist the Board with scheduling these meetings. These meetings are scheduled independently of the release of material information about Amylin.

        Our newly-hired executive officers, as well as all newly-hired eligible employees, receive an option grant that is effective as of the tenth day of the month following the month in which they commenced employment. We grant these stock options as a recruitment incentive and so that officers and employees are motivated as owners on their first day of employment with us. This results in a situation in which the effective date of the grant and the exercise price are established on a date following the date the Compensation Committee approved the grant.

        Under the terms of our 2003 Non-employee Directors' Plan, our non-employee directors receive an automatic option grant upon joining our board and upon their re-election at our annual stockholder meeting. In March 2007, we amended this plan to provide that options automatically granted under the plan will have an exercise price equal to the closing price of our common stock on the date of grant. Therefore, all future options granted to our directors pursuant to this plan will be granted on the date of our annual stockholder meeting and will have an exercise price equal to the closing price of our common stock on that date. We schedule the date of our annual stockholder meeting several months in advance and independent of the release of material information about Amylin.

  2001 Employee Stock Purchase Plan

        Our employees, including executive officers, are eligible to participate in our 2001 ESPP, which is a qualified plan approved by our stockholders. Under the 2001 ESPP, participants may elect to participate in offerings to purchase shares of our common stock using payroll deductions of up to fifteen percent of their eligible compensation, subject to a maximum of $25,000 per calendar year. Our Compensation Committee has approved a series of six-month offerings that will end on August 31, 2008. We expect to provide further offerings to employees after this date. At the end of each six month offering, the participants' accumulated payroll deductions are used to purchase shares of our common stock at a price equal to the lesser of (i) eighty-five percent of the fair market value of our common stock on the first day of the six-month offering or (ii) eighty-five percent of the fair market value of our common stock on the final day of the offering. We established this purchase price formula based on prevailing market practice and in order to provide an attractive purchase price to encourage participation in the plan and meaningful equity ownership among our employees.

        As with our other equity compensation, we established the 2001 ESPP to provide an opportunity for our employees to become stakeholders in our future financial success and to enable them to participate in our growth. We believe that employees who own shares of our common stock will be motivated to exert maximum efforts to contribute to our success. We also established the 2001 ESPP as a means of creating incentive to retain the services of our current employees and to secure the services of new employees. To the extent executive officers choose to participate in this plan, such participation is consistent with our objective of creating a significant portion of "at risk" compensation for our executives.

  Employee Stock Ownership Plan

        Our employees, including our executive officers, are eligible to participate in our ESOP, which is a qualified plan that was approved by our board of directors in 2007. Under the terms of the ESOP, we make annual contributions of shares of our common stock valued at 10% of an employee's prior year eligible compensation to the employee's account subject to annual statutory limits for qualified benefit plans. The number of shares each employee receives is based on the fair market value of our common stock on the contribution date. Employees become fully-vested on a pro-rata annual basis within four years of participation in the ESOP and generally receive the common shares when they terminate employment with us or become eligible to diversify out of stock into other investment options within the plan. We adopted the ESOP to continue providing long-term equity compensation to many of our employees in lieu of traditional stock option grant levels and as a vehicle to assist employees in preparing for their retirement. The contribution level was chosen to provide meaningful long-term equity ownership in the company. The value of the common stock contributed to the ESOP accounts of each of our Named Executive Officers is included in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

  401(k) Plan

        All of our employees, including our executive officers, are generally eligible to participate in our 401(k) plan. Since 1997, our Board has approved a discretionary 401(k) matching contribution in common stock for all 401(k) plan participants. Employees have the ability to diversify their holdings out of our common stock at any time. Matching contributions vest pro rata over the first four years of the participant's employment with us. Our Board approved a matching contribution for 2007 equal to fifty percent of the first six percent of eligible earnings each participant contributed to the plan. This percentage match was lowered from the prior year match of 100% of the first six percent of eligible earnings which was awarded on the basis of 2006 corporate performance.

        Our equity-based matching contribution to our employee 401(k) plan is intended to provide an incentive for our employees to save on a tax-advantaged basis for their retirement. By providing this matching contribution, we also hope to further align our employees' interests with those of our stockholders by encouraging stock ownership. In addition to using the 401(k) matching contribution as a new hire recruitment incentive, the four-year vesting schedule is designed to encourage employees and executive officers to remain employed by us. Finally, providing a 401(k) equity match, rather than a matching cash contribution, is consistent with our objective of providing a significant amount of "at risk" compensation to our executive officers. The value of common stock contributed in 2007 to the 401(k) plans of each of our Named Executive Officers is included in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

Other Elements of Compensation

Deferred Compensation Plan

        We maintain a Non-Qualified Deferred Compensation Plan, which we refer to as our 2001 Deferred Compensation Plan, which allows executives to defer receipt of portions of their salary and/or cash bonus into bookkeeping accounts that permits the executives to select from a range of phantom investment alternatives that mirror the gains and/or losses of several different investment funds. Under the terms of the plan, in 2007 participants were permitted to defer up to 80% of their salary and up to 80% of their annual cash bonus until termination of employment, a specified date, or a change in control of the company as elected by the participant at the time of deferral. We are not required to make any contributions to the 2001 Deferred Compensation Plan, nor do we fund the plan. Participants have an unsecured contractual commitment by the company to pay the amount due under the plan, which remains subject to the claims of our general creditors. When such payments are due, cash will be distributed from our general assets.

        Earnings for each of our Named Executive Officers under our Deferred Compensation Plan are shown in the Nonqualified Deferred Compensation Table below. The table also shows the amount of each officer's contributions during 2007, as well as the ending balance of each account as of December 31, 2007.

Perquisites and Certain Benefits

        All of our employees, including our executive officers, have the option in certain circumstances, to receive cash compensation if they do not take all of their paid vacation days. All cash compensation paid to our Named Executive Officers in 2007 in lieu of accrued vacation is disclosed in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

        As part of the employment agreement we entered into with Ginger Graham, our former Chief Executive Officer, we paid Ms. Graham a monthly per diem stipend during 2007 which was grossed up for tax purposes to assist with additional housing costs incurred as a result of her employment with us. The amount we paid to Ms. Graham under this arrangement is set forth in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

        As with all our employees, we pay the premiums for term life insurance offered to our executive officers as part of the benefit package we offer. The amount of insurance premium we paid on behalf of each of our Named Executive Officers is disclosed in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

Change In Control and Severance Payments

        In 2007 the Compensation Committee approved amendments to our officer change in control plan. Under the amended plan, each of our officers is entitled to receive severance payments and other benefits if his or her employment is terminated for certain reasons, or covered terminations, during the period beginning ninety days prior to and ending 13 months following the effective date of a change in control of the company. The amended plan clarifies that covered terminations include voluntary resignations as a result of a material reduction in base salary and a material diminution of the officer's authority, duties and responsibilities which, in the case of our chief executive officer, includes no longer reporting directly to our board of directors or the board of directors of a successor company and in the case of our chief financial officer, includes the occurrence of a material diminution in the authority, duties or responsibilities of the supervisor to whom the chief financial officer is required to report.

        The plan provides salary continuation benefits upon a covered termination as follows: (i) chief executive officer and/or president: 36 months; (ii) other executive officers: 24 months; and (iii) non-executive officers: 18 months. The plan provides for lump sum bonus payments for officers equal to a specified percentage of their then-current annual target bonus as follows: (i) chief executive officer and/or president: 300%; (ii) other executive officers: 200%; and (iii) non-executive officers: 100%. Under the plan, officers would also receive a lump sum reimbursement for 18 months of COBRA payments. The amounts provided under the amended plan were determined based on the Compensation Committee's review of competitive market data and, in keeping with our overall compensation objective of attracting and retaining top talent, the committee's assessment of amounts required to provide sufficient incentive to attract and retain qualified management personnel. Potential payments under this plan did not affect and were not affected by decisions made with respect to compensation paid in 2007 to our Named Executive Officers.

        In March 2007, Ms. Graham stepped down as our Chief Executive Officer. We continued to employ Ms. Graham following her resignation as Chief Executive Officer in order to assist in the transition process. In addition, in recognition of her performance in helping to grow the commercial capabilities of the company and in bringing our first two approved diabetes therapies to market, the Compensation Committee awarded Ms. Graham a one-time bonus payment equal to her annual base salary. These amounts are shown in the Summary Compensation Table below.

        Mr. Bradbury became our Chief Executive Officer in March 2007. In connection with his promotion to this position we entered into an employment agreement with Mr. Bradbury under which we will pay him severance benefits in certain circumstances. The benefits include a payment of 12 months base salary and target bonus and continued company benefits for 12 months following such termination. We agreed to pay Mr. Bradbury these severance benefits to provide adequate incentive to him to assume the responsibilities as our Chief Executive Officer.

Stock Ownership Guidelines

        Our Board has adopted stock ownership guidelines that are applicable to each of our directors and officers. Members of our Board are required to own shares of our stock with a value equal to three times their annual retainer fee. Our officers are required to own shares of our common stock with a value equal to a specific multiple of such officer's base salary as indicated in the table below. Directors and officers are required to meet these guidelines within five years of becoming subject to them.

Officer Level	Market Value of Shares Owned as a Multiple of Base Salary
Chief Executive Officer	4x
Senior Vice President and above	2x
Vice President	1x

Accounting and Tax Considerations

        Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four most highly compensation officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although we consider the impact of this rule when developing and implementing our executive compensation programs, we believe it is important to preserve flexibility in designing compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under

Section 162(m). While our stock options are intended to qualify as "performance-based compensation" (as defined by the Code), amounts paid under our other compensation programs may not qualify.

        Effective January 1, 2006, we adopted the fair value method of accounting for stock-based compensation arrangements in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, "Share-Based Payment,", which we refer to as SFAS No. 123R, which establishes accounting for non-cash, stock-based awards exchanged for employee services and requires companies to expense the estimated fair value of these awards over the requisite employee service period, which for us is generally the vesting period. We adopted SFAS No. 123R using the modified prospective method. Under the modified prospective method, prior periods are not revised for comparative purposes. The valuation provisions of SFAS No. 123R apply to new awards and to awards that are outstanding on the effective date and subsequently modified or cancelled. Estimated non-cash, compensation expense for awards outstanding at the effective date will be recognized over the remaining service period using the compensation cost calculated for pro-forma disclosure purposes under SFAS No. 123, "Accounting for Stock-Based Compensation."

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of Amylin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with members of management and, based on that review and discussion, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the annual report on Form 10-K for the fiscal year ended December 31, 2007.

The Compensation and Human Resources Committee:

James N. Wilson, Chair
Adrian Adams
Steven R. Altman
Karin Eastham

Summary Compensation Table

        The following table sets forth in summary form information concerning the compensation earned by all individuals who served as our Chief Executive Officer during 2007, our Chief Financial Officer and each of our other three most highly compensated executive officers during the fiscal year ended December 31, 2007, who were serving as executive officers as of December 31, 2007. We refer to these individuals collectively as our Named Executive Officers.

Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non equity incentive plan compensation ($)(4)	All other Compensation ($)(5)		Total ($)
Daniel M. Bradbury(6) President and Chief Executive Officer	2007 2006	559,288 456,667	29,250 13,202	3,243,889 1,593,012	192,950 462,600	33,899 677	(7)	4,059,276 2,526,158
Mark G. Foletta Senior Vice President, Finance, Chief Financial Officer	2007 2006	355,385 310,000	29,250 13,202	799,282 593,662	61,300 212,950	7,745 6,158	(8) (8)	1,252,962 1,135,972
Alain D. Baron, M.D. Senior Vice President, Research	2007 2006	395,265 366,983	29,250 13,202	1,055,058 875,888	68,180 247,710	726 677		1,548,479 1,504,460
Orville G. Kolterman, M.D. Senior Vice President, Development	2007 2006	395,265 366,983	29,250 13,202	1,055,058 873,434	68,180 247,710	726 677		1,548,479 1,502,006
Roger Marchetti Senior Vicer President, Human Resources and Information Management	2007 2006	337,115 325,000	29,250 13,202	832,296 527,074	58,150 219,380	726 11,000	(9)	1,257,537 876,276
Ginger L. Graham(10) Director and former Chief Executive Officer	2007 2006	252,077 559,167	n/a 13,202	3,597,883 3,587,264	n/a 754,880	693,607 68,967	(11) (11)	4,543,567 4,983,480

(1)
Salary amounts deferred under our 2001 Deferred Compensation Plan are shown in the footnotes to the Nonqualified Deferred Compensation Table.

(2)
Amounts shown in this column consist of discretionary matching contributions we made in 2007 and 2006 in the form of our common stock under our 401(k) plan and mandatory contributions we made in 2007 in the form of our common stock under our ESOP.

  In 2007 and 2006, we made discretionary matching contributions in form of shares of our common stock under our 401(k) plan equal to 50% and 100%, respectively, of the first 6% of eligible earnings contributed to the plan, subject to statutory limitations. The amount of compensation deferred under our 401(k) plan and eligible for a matching contribution for each Named Executive Officer in 2007 and 2006 is set forth in the table below:

Name	2007($)	2006($)
Daniel M. Bradbury	15,500	15,000
Mark G. Foletta	15,500	15,000
Alain D. Baron, M.D.	20,500	15,000
Orville G. Kolterman, M.D.	20,500	20,000
Roger Marchetti	15,500	15,000
Ginger L. Graham	n/a	20,000

  In 2007, our Board adopted our ESOP, under which we make mandatory annual contributions to eligible employees equal to 10% of eligible compensation, subject to statutory limitations. The amounts shown in this column represent the total number of shares received by the Named Executive Officers for the fiscal year under our 401(k) plan and our ESOP multiplied by the fair market value of our common stock on the appropriate date of determination. The dates of determination (and fair market values per share) for the 2007 and 2006 401(k) matching contribution were December 31, 2007 ($37.00 per share) and December 29, 2006 ($36.07 per share), respectively. The date of determination (and fair market value per share) for the 2007 ESOP contribution was March 4, 2008 ($24.87 per share). The total number of shares received by each of our Named Executive Officers in 2007 and 2006 under our 401(k) plan and ESOP are set forth in the table below (amounts shown in this table have been rounded to whole share amounts):

NAME	YEAR	401(k)	ESOP
Daniel M. Bradbury	2007 2006	182 366	905 n/a
Mark G. Foletta	2007 2006	182 366	905 n/a
Alain D. Baron, M.D.	2007 2006	182 366	905 n/a
Orville G. Kolterman, M.D.	2007 2006	182 366	905 n/a
Roger Marchetti	2007 2006	182 366	905 n/a
Ginger L. Graham	2007 2006	n/a 366	n/a n/a

(3)
Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during 2007 and 2006 under SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Reports on Form 10-K for the years ended December 31, 2007 and December 31, 2006 in Note 1 to Consolidated Financial Statements under the heading "Stock-based Compensation Information Under SFAS No. 123R".

(4)
Amounts listed in this column were awarded for corporate performance in relevant fiscal year but were paid in March of the following fiscal year. Amounts deferred under our 2001 Deferred Compensation Plan are shown in the footnotes to the Nonqualified Deferred Compensation Table below.

(5)
Except where otherwise noted, amounts shown in this column for 2007 and 2006 include $726 and $677, respectively, in term life insurance premiums we paid for each Named Executive Officer.

(6)
Mr. Bradbury served as our President and Chief Operating Officer during 2006. He became our President and Chief Executive Officer on March 1, 2007.

(7)
In addition to the amount described in footnote 5 above, included in "all other compensation" for Mr. Bradbury in 2007 is the sum of $33,173 representing compensation received in lieu of accrued vacation for 2007.

(8)
In addition to the amount described in footnote 5 above, included in "all other compensation" for Mr. Foletta are the sums of $7,019 and $5,481, representing compensation received in lieu of accrued vacation for years 2007 and 2006, respectively.

(9)
In addition to the amount described in footnote 5 above, included in "all other compensation" for Mr. Marchetti in 2006 is taxable relocation expense reimbursements of $10,323, including tax gross ups of $3,350.

(10)
Ms. Graham served as our Chief Executive Officer throughout 2006 and continued to serve in that position until March 1, 2007.

(11)
Included in "all other compensation" for Ms. Graham in 2007 is $39,082 for certain living expenses, including tax gross ups of $21,082, and $60,170 representing compensation received in lieu of accrued vacation. Also included in this amount is a bonus equal to $565,000 paid to Ms. Graham upon leaving her position as chief executive officer and $605 in term life insurance premiums. This amount also includes director fees in the amount of $28,750 paid to Ms. Graham in 2007 in connection with her service as a non-employee member of our Board. A description of fees paid to our non-employee directors can be found under "Director Compensation" section of this proxy statement.

  In addition to the amount described in footnote 5 above, included in "all other compensation" for Ms. Graham in 2006 is $68,290 for certain living expenses, including tax gross-ups of $35,290, related thereto.

Employment Agreements and Arrangements

        With the exception of Mr. Bradbury, with whom we have a written employment agreement, we maintain oral at-will employment relationships with each of our currently serving Named Executive Officers: Alain D. Baron, M.D., Mark G. Foletta, Orville G. Kolterman, M.D. and Roger Marchetti. Each of these executive officers receives our normal and customary employment benefits, generally on the same terms as all of our employees. The benefits include the right to (i) participate in our 401(k) Plan and our 2001 ESPP, and (ii) receive stock option grants under our 2001 EIP, stock grants under our ESOP and cash bonuses under our cash bonus plan. Each of our Named Executive Officers is also eligible, along with all of our employees holding the title of vice-president and above, to participate in our 2001 Deferred Compensation Plan and our Amended and Restated Officer Change in Control Severance Plan, or the Change in Control Plan. The benefits payable to our Named Executive Officers under our Change in Control Plan are more fully described below under the heading "Potential Payments upon Termination or Change in Control". We also have customary indemnification agreements with our officers, including our Named Executive Officers.

        On March 7, 2007, we entered into an employment agreement with Daniel M. Bradbury in connection with his appointment as President and Chief Executive Officer. Pursuant to the agreement, Mr. Bradbury will is paid an annual cash salary and is eligible to participate in our annual cash bonus plan, with a target bonus equal to one hundred percent of his base salary. At the time we entered into this agreement with Mr. Bradbury, we granted him an option to purchase 450,000 shares of our common stock under our 2001 EIP. The option vests over four years from the date of grant. The agreement also provides that Mr. Bradbury will be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to our executive or key management employees and in the event of termination of employment without cause, Mr. Bradbury will be entitled to severance benefits including a payment equal to 12 month's base salary and target bonus and continued company benefits for 12 months following such termination.

        Additional discussion of the amounts listed in the Summary Compensation Table and an explanation of the amount of salary and incentive bonus paid to our Named Executive Officers in 2007 in proportion to total compensation can be found in the Compensation Discussion and Analysis in this proxy statement.

Grants of Plan-Based Awards In 2007

        The following table provides information regarding each grant awarded to our Named Executive Officer during the fiscal year ended December 31, 2007.

							All stock awards number of shares of stock (#)(2)	All option awards number of shares of stock (#)
				Estimated possible payouts under non-equity incentive plan awards(1)
			Date of Board action granting award						Exercise price of option awards ($/Sh)	Full grant date fair value ($)(3)
Name	Grant date			Threshold ($)	Target ($)	Maximum ($)
Daniel M. Bradbury	3/7/2007 12/31/2007 12/31/2007	(4) (5)	11/20/2007 12/5/2007	-0-	559,288	1,118,576	182 905	450,000	36.90	7,819,875 6,750 22,500
Mark G. Foletta	3/7/2007 12/31/2007 12/31/2007	(4) (5)	11/20/2007 12/5/2007	-0-	177,692	355,385	182 905	70,000	36.90	1,216,425 6750 22,500
Alain D. Baron, M.D.	3/7/2007 12/31/2007 12/31/2007	(4) (5)	11/20/2007 12/5/2007	-0-	197,633	395,265	182 905	70,000	36.90	1,216,425 6,750 22,500
Orville G. Kolterman, M.D.	3/7/2007 12/31/2007 12/31/2007	(4) (5)	11/20/2007 12/5/2007	-0-	197,633	395,265	182 905	70,000	36.90	1,216,425 6,750 22,500
Roger Marchetti	3/7/2007 12/31/2007 12/31/2007	(4) (5)	11/20/2007 12/5/2007	-0-	168,558	337,115	182 905	60,000	36.90	1,042,650 6,750 22,500
Ginger L. Graham(6)	5/22/2007			n/a	n/a	n/a		12,000	45.26	254,370

(1)
The amounts shown in these columns represent the threshold, target and maximum payout levels under our annual bonus plan for 2007 performance. The actual amount of incentive bonus earned by each Named Executive Officer in 2007 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The potential payouts for Named Executive Officers are one hundred percent performance driven and therefore are completely at risk.

(2)
Amounts shown in this column have been rounded to whole share amounts.

(3)
Amounts pertaining to option awards listed in this column represent the aggregate grant date fair value computed in accordance with SFAS No. 123R. Assumptions made for purposes of computing the aggregate grant date fair value are discussed in our Annual Report on Form 10-K for the year ended December 31, 2007 in Note 1 to Consolidated Financial Statements under the heading "Stock Based Compensation Information Under SFAS 123R." Amounts pertaining to stock awards listed in this column under our 401(k) plan and our ESOP are more fully explained in footnote 2 to the Summary Compensation Table.

(4)
These shares were granted under our 401(k) plan.

(5)
These shares were granted under our ESOP.

(6)
The option grant reported for Ms. Graham in this table was granted in connection with Ms. Graham's service as a non-employee member of the Board.

        The option award grants listed above were granted pursuant to the terms of our 2001 EIP. The options were granted at an exercise price equal to the closing price of shares of our common stock on the NASDAQ Stock Market on the date of grant shown above. The options fully vest on the fourth anniversary of the date of grant with one-fourth of the option vesting on the first anniversary of the date of grant and in equal monthly installments for three years thereafter. The options expire ten years from the date of grant. Additional narrative discussion of our 2007 option grants and our option grant practices can be found in the Compensation Discussion and Analysis of this proxy statement.

        In November 2007, the Compensation Committee approved a matching award in the form of shares of our common stock to employees equal to 50% of up to the first six percent of eligible earnings contributed to their individual 401(k) accounts. In order to allow for all potential 401(k) contributions through the end of 2007, the stock award was granted on December 31, 2007 and valued using of the closing price of our common stock on that date of $37.00. Under the terms of our 401(k) plan, matching stock awards vest in equal annual installments over four years from the employee's start date. Additional narrative discussion of our 2007 401(k) matching stock grant practices can be found in the Compensation Discussion and Analysis of this proxy statement.

        In December 2007, the Board established the ESOP which provides for annual mandatory stock awards to eligible employees equal to 10% of their eligible plan year income. Employees earn the right to receive the stock awards if they are employed by us on December 31st of each plan year. Under the terms of the ESOP, all stock awards received under the ESOP vest in equal annual installments over four years from the employee's participation in the plan. Additional narrative discussion of the annual ESOP stock award can be found in the Compensation Discussion and Analysis of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information regarding outstanding equity awards granted under our 1991 Equity Incentive Plan and our 2001 EIP held by our Named Executive Officers and unvested stock awards under our ESOP and 401(k) plan as of December 31, 2007.

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) Unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)(2)	Market value of shares of stock that have not vested ($)(3)
Daniel M. Bradbury	47,606 5,000 25,000 45,000 36,000 100,000 89,583 71,042 47,500 11,250 —	— — — — — — 10,417 38,958 72,500 18,750 450,000	14.281 9.625 11.125 5.73 11.95 18.85 22.60 16.54 41.34 47.73 36.90	2/22/10 11/17/10 3/08/11 10/04/11 8/02/12 5/12/13 5/04/14 5/25/15 5/16/16 6/02/16 3/7/2017	905	33,485
Mark G. Foletta	638 32,083 35,833 25,833 19,792 —	— — 4,167 14,167 30,208 70,000	13.25 18.85 22.60 16.54 41.34 36.90	4/06/10 5/12/13 5/04/14 5/25/15 5/16/16 3/7/2017	905	33,474

Alain D. Baron, M.D.	29,800 3,500 11,000 16,250 8,000 20,000 63,000 58,229 41,979 21,771 —	— — — — — — — 6,771 23,021 33,229 70,000	7.1875 9.625 11.125 5.73 10.94 11.95 18.85 22.60 16.54 41.34 36.90	12/08/09 11/17/10 3/08/11 10/04/11 6/28/12 8/02/12 5/12/13 5/04/14 5/25/15 5/16/16 3/7/2017	905		33,474
Orville G. Kolterman, M.D.	1,840 4,507 5 21,600 25,000 2,900 16,600 20,000 27,000 65,000 58,229 41,979 21,771 —	— — — — — — — — — — 6,771 23,021 33,229 70,000	2.906 3.281 0.313 0.781 14.281 9.625 11.125 5.73 11.95 18.85 22.60 16.54 41.34 36.90	3/13/08 4/09/08 10/23/08 3/02/09 2/22/10 11/17/10 3/08/11 10/04/11 8/02/12 5/12/13 5/04/14 5/25/15 5/16/16 3/7/2017	905		33,474
Roger Marchetti	43,333 17,813 —	36,667 27,187 60,000	36.23 41.34 36.90	10/18/15 5/16/2016 3/7/2017	905 273	(4)	33,474 10,101
Ginger L. Graham	482,612 156,771 154,998 79,167 7,000	— 18,229 85,000 120,833 5,000	23.00 22.60 16.54 41.34 45.26	6/06/13 5/04/14 5/25/15 5/16/16 5/22/17

(1)
Unvested options appearing in this column were granted under our 2001 EIP. One-fourth of the option grant vests on the first anniversary of the grant date. Following the first anniversary of the grant date, the remaining options vest pro-rata on a monthly basis and become fully-vested on the fourth anniversary of the grant date.

(2)
Except where otherwise noted, the number of unvested shares of common stock appearing in this column represents unvested shares of common stock granted under our ESOP. Amounts shown in this column have been rounded to whole share amounts.

(3)
Values in this column are based upon the closing price of our common stock of $37.00 on the NASDAQ Stock Market on December 31, 2007.

(4)
Represents the total number of unvested company matching shares granted to Mr. Marchetti pursuant to our 401(k) plan.

Option Exercises and Stock Vested Table

        The following table contains information regarding the number of shares of common stock acquired and the value realized pursuant to the exercise of stock options, and all stock awards vested and the value realized pursuant to the vesting of stock awards, by each of our Named Executive Officers during the year ended December 31, 2007.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)		Value realized on vesting ($)(2)
Daniel M. Bradbury	48,714	1,222,428	182		6,750
Mark G. Foletta	28,500	883,665	182		6,750
Alain D. Baron, M.D.	47,000	1,683,780	182		6,750
Orville G. Kolterman, M.D.	143,700	5,430,003	182		6,750
Roger Marchetti	—	—	183	(3)	7,564	(4)
Ginger L. Graham	47,348	1,791,329	228	(5)	9,489	(6)

(1)
Unless otherwise noted, represents the number of shares that vested immediately upon grant pursuant to the terms of our 401(k) plan. 401(k) matching shares vest in four equal annual installments on the anniversary of the Named Executive Officer's employment start date. After the fourth anniversary of the employment start date, all matching shares granted under the 401(k) plan vest immediately on the date of grant.

(2)
Unless otherwise noted, based upon the closing price of our common stock of $37.00 on the NASDAQ Stock Market on the December 31, 2007 grant date.

(3)
Represents 92 shares that vested on the second anniversary of Mr. Marchetti's employment start date and 91 shares that vested immediately upon grant pursuant to the terms of our 401(k) plan.

(4)
Based upon the closing price of our common stock on the NASDAQ Stock Market of $45.62 on the October 19, 2007 vesting date with respect to 92 shares and $37.00 on the December 31, 2007 vesting date with respect to 91 shares.

(5)
Represents the number of shares that vested on the fourth anniversary of Ms. Graham's employment start date pursuant to the terms of our 401(k) plan.

(6)
Based upon the closing price of our common stock on the NASDSAQ Stock Market of $41.62 on the June 11, 2007 vesting date.

Nonqualified Deferred Compensation Table

        The following table contains information regarding our Named Executive Officer's participation in our 2001 Deferred Compensation Plan for the year ended December 31, 2007.

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Daniel M. Bradbury	236,984	53,367	—	995,818
Mark G. Foletta	60,359	24,542	—	269,193
Alain D. Baron, M.D.	44,534	5,718	—	79,630
Orville G. Kolterman, M.D.	217,664	36,406	—	674,608
Roger Marchetti	43,876	116	—	61,413
Ginger L. Graham	1,261,966	227,952	—	2,231,222

(1)
The contribution amounts contained in this column are reported in the Summary Compensation Table as follows:

Name	Salary	Non-equity Incentive Plan Compensation	Other Compensation
Daniel M. Bradbury	236,984	—	—
Mark G. Foletta	17,769	42,590	—
Alain D. Baron, M.D.	19,763	24,771	—
Orville G. Kolterman, M.D.	118,580	99,084	—
Roger Marchetti	—	43,876	—
Ginger L. Graham	191,687	1,055,904	14,375
(2)
The aggregate earnings amounts contained in this column have not been reported in the Summary Compensation Table because none of our Named Executive Officers received above market or preferential earnings from their deferred compensation accounts.

(3)
None of our Named Executive Officers received distributions from their deferred compensation accounts in 2007.

(4)
Amounts shown in this column include deferred compensation that was included in our Summary Compensation Tables for years prior to 2007 as follows: Mr. Bradbury: $598,265; Mr. Foletta: $25,050; Dr. Baron: $26,500; Dr. Kolterman: $367,829; and Ms. Graham: $618,500.

        Our 2001 Deferred Compensation Plan is an unfunded plan designed for the purpose of providing deferred compensation to our directors and highly compensated executives. The plan allows executives to elect on an annual basis to defer receipt of portions of their salary and/or cash bonus into bookkeeping accounts with phantom investment alternatives that mirror the gains and/or losses of several different investment funds. The bookkeeping accounts are adjusted to reflect investment results resulting from fluctuations in the market value of the phantom investments. Participants may change their selected phantom investment alternatives at any time. The amounts reported in the aggregate earnings column above reflect any unrealized gains and losses, based on the increases or decreases in market value of investment funds for 2007 and realized gains, which represents interest earned during 2007 on deferred compensation.

        Under the terms of the plan, in 2007 executive participants were permitted to defer up to 80% of their salary and up to 80% of their annual cash bonus. Elections must be made by December 31st of each year to defer salary compensation that will be earned during the following year, and are irrevocable after that date. Elections to defer bonus compensation must be made no later than six months prior to the end of calendar year, which is the applicable performance period to which the bonus relates, in accordance with applicable tax compliance requirements.

        Executive participants may elect to receive a distribution of their account balance either in a lump sum or annual installments of up to 15 years, and may elect to commence payment either upon termination of employment, or a date specified by the executive at the time of initial deferral. Executives may also elect at the time of deferral to receive payment of their account balance in the event of a change of control of the company. Any changes in the executive's distribution election are permitted only if made in accordance with applicable tax compliance requirements governing nonqualified deferred compensation plans. Any payments made to executives upon termination of employment will be delayed six months if required by applicable tax compliance requirements. Notwithstanding the executive's election, for distributions made upon a termination of employment, annual installment payments are permitted under the plan only if at the time of termination the executive has attained age 65, or age 55 with 5 years of service with the company, or the termination is due to the executive's death or disability. Executives may be entitled to receive earlier payments of their account balances through certain unforeseeable emergency withdrawals.

        Amounts deferred by the executives are not subject to income tax until payment, but are subject to the Federal Insurance Contributions Act tax at the time of deferral. We are not required to make any contributions to the 2001 Deferred Compensation Plan, nor do we fund the plan. Participants have an unsecured contractual commitment by the company to pay the amount due under the plan. When such payments are due, cash will be distributed from our general assets.

Pension Benefits

        We have no pension plans.

Potential Payments Upon Termination or Change In Control

Termination

  Employment Agreement Provisions

        Other than Ms. Graham and Mr. Bradbury, we have not entered into employment agreements with any of our Named Executive Officers.

        Ms. Graham served as our Chief Executive Officer from September 1, 2003 to March 1, 2007 and has served as a director since November 1995. Her employment agreement did not provide for any change-in-control or severance benefits, other than those provided to all of our officers as described below. On March 7, 2007, the Board approved a one-time bonus payment to Ms. Graham equal to her annual base salary of $565,000.

        Mr. Bradbury has served as our President and Chief Executive Officer since March 1, 2007. On March 7, 2007, we entered into an employment agreement with Mr. Bradbury effective upon his promotion to that position. Mr. Bradbury's employment is "at-will", and his employment agreement can be terminated by us or by him at any time. Under the terms of his employment agreement, if Mr. Bradbury is terminated by us without cause or if he resigns for good reason, he will be entitled to severance benefits including a payment of 12 months base salary and target bonus, and continued company benefits for 12 months following such termination. Mr. Bradbury's employment agreement also provides that if his employment terminates for any reason other than by us without cause or by him for good reason, he will be entitled to base salary and accrued and unused vacation benefits earned through the date of such termination at the rate in effect at that time.

  Equity Awards

        Under the provisions of our 1991 Stock Option Plan and our 2001 EIP, vested options, including those held by our Named Executive Officers, remain exercisable for a period of 90 days or 3 months, respectively, following termination of services to Amylin other than for death or disability if the option does not otherwise expire during that period. If services to Amylin are terminated as a result of death or disability, vested options granted under the 1991 Stock Option Plan and the 2001 EIP remain exercisable for a period of 12 months following such termination if the option does not otherwise expire during the 12-month period. For options granted after May 2003, optionees, including our Named Executive Officers, who retire at the age of 55 or older and who have five or more years of continuous service to Amylin at the date of retirement have the earlier of five years following their retirement or the option's expiration date to exercise their option.

  Deferred Compensation

        Our Named Executive Officers participate in our 2001 Deferred Compensation Plan which permits the deferral of a portion of their compensation as described in the narrative description following the Nonqualified Deferred Compensation Table above. The last column in the Nonqualified Deferred Compensation Table above reports each Named Executive Officer's aggregate plan balance as of December 31, 2007. At the time of deferral the named executive officers may elect to receive a distribution of their deferred compensation account balance upon termination of employment, a specified date, and/or a change in control of the company. The Named Executive Officers may elect to receive a distribution of their account balance either in the form of a lump sum or annual installments payments of up to 15 years, and may elect a different form of distribution upon a change in control than that elected for other distribution events.

Change In Control

        In August 2007, the Compensation Committee approved amendments to the Change in Control Plan which was originally adopted in February 2001. Under the amended plan, each of our officers, including our Named Executive Officers, is entitled to receive severance payments and other benefits if his or her employment is terminated for certain reasons, or covered terminations, during the period beginning ninety days prior to and ending 13 months following the effective date of a change in control of Amylin. The amended plan clarifies that covered terminations include voluntary resignations as a result of a material reduction in base salary and a material diminution of the officer's authority, duties and responsibilities which, in the case of our chief executive officer, includes no longer reporting directly to our board of directors or the board of directors of a successor company and in the case of our chief financial officer, includes the occurrence of a material diminution in the authority, duties or responsibilities of the supervisor to whom the chief financial officers is required to report.

        The Change in Control Plan provides our officers salary continuation benefits upon a covered termination as follows: (i) the chief executive officer and/or president would receive 36 months salary continuation; (ii) other executive officers would receive 24 months salary continuation; and (iii) non-executive officers would receive 18 months salary continuation. The Change in Control Plan also provides our officers lump sum bonus payments upon a covered termination equal to a specified percentage of their then-current annual target bonus as follows: (i) the chief executive officer and/or president would receive 300% of his target bonus; (ii) other executive officers would receive 200% of their target bonus; and (iii) non-executive officers would receive 100% of their target bonus. The Change in Control Plan also reimburses our officers for COBRA payments for 18 months and clarifies that all then-outstanding unvested options awarded prior to being promoted to an officer position and held by officers at the time of termination immediately vest in full. Officers would receive these benefits upon a covered termination provided they are not a party to any agreement with us that would not be superseded by the Change in Control Plan. As of the date of this proxy statement, none of our Named Executive Officers had separate agreements with us regarding change of control or severance benefits that supersede the Change in Control Plan.

        To receive benefits under the Change in Control Plan, a recipient must execute a release of claims in favor of Amylin. Further, any benefits being paid under the plan will terminate immediately if at any time the recipient of such benefits violates any proprietary information, confidentiality or non-solicitation obligation to Amylin.

        Options granted to officers under the 2001 EIP have included, and it is expected that options granted to officers under the 2001 EIP will continue to include, certain change in control provisions. The 2001 EIP provides that, in the event of a sale, lease or other disposition of all or substantially all of our assets or specified types of mergers or consolidations (each referred to as a corporate transaction), any surviving or acquiring corporation shall either assume awards outstanding under the 2001 EIP or substitute similar awards for those outstanding under the 2001 EIP. If any surviving corporation declines to assume awards outstanding under the 2001 EIP or to substitute similar awards, then, with respect to participants whose service has not terminated as of the time of such corporate transaction, the vesting and the time during which such awards may be exercised will be accelerated in full, and all outstanding awards will terminate if the participant does not exercise such awards at or prior to the corporate transaction.

        Further, if within 90 days prior to, or within 13 months following, the effective date of certain specified change in control transactions, an officer's employment terminates without cause or under certain other specified circumstances, then the vesting and exercisability of the options held by such officer that were issued under the 2001 EIP shall accelerate in full.

        The following table summarizes the value of payments our Named Executive Officers would have received had their employment relationship with us been terminated without cause on the last business day of our most recently completed fiscal year in connection with a change in control.

Name	Salary Continuation and Bonus Payment($)(1)		Acceleration of Equity Awards($)(2)	COBRA Payments($)(3)	Total($)
Daniel M. Bradbury	3,450,000	(4)	930,705	20,489	4,401,194
Mark G. Foletta	1,095,000		356,862	12,928	1,464,790
Alain D. Baron, M.D.	1,200,000		575,512	24,633	1,800,145
Orville G. Kolterman, M.D.	1,200,000		575,512	7,994	1,783,506
Roger Marchetti	1,020,000		34,234	24,633	1,078,867
Ginger L. Graham(5)	n/a		n/a	n/a	n/a

(1)
Unless otherwise indicated, amounts shown in this column represent 24 months of salary continuation paid out over a 24-month period following December 31, 2007 and a lump-sum bonus paid on December 31, 2007 equal to two hundred percent of the Named Executive Officer's 2007 target bonus amount. All amounts in this column are based on the Named Executive Officer's base salary in effect on December 31, 2007.

(2)
Amounts shown in this column represent the value of in-the-money unvested options granted under the 2001 EIP that would have accelerated if the Named Executive Officer was terminated on December 31, 2007 in connection with a change in control and are based on the difference between the market value of our common stock on that date and the exercise price of the respective options.

(3)
Amounts shown in this column represent 18 months of COBRA payments based on the Named Executive Officer's benefits in effect on December 31, 2007.

(4)
Amount represents 36 months of salary continuation paid out over a 36-month period following December 31, 2007 and a lump-sum bonus paid on December 31, 2007 equal to three hundred percent of Mr. Bradbury's 2007 target bonus.

(5)
Ms. Graham served as our Chief Executive Officer until March 1, 2007 and was not covered by the Change in Control Plan on December 31, 2007.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Amylin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Audit Committee reviews our corporate accounting and financial reporting process on behalf of the Board. The Audit Committee is comprised solely of independent directors as defined in applicable NASDAQ and SEC regulations, and operates under a written charter approved by the Board. This charter is available on the corporate governance section of our website, www.amylin.com.

        Management is responsible for the financial statements, the corporate accounting and financial reporting processes, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. Our independent registered public accounting firm is responsible for planning and performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States. Our independent auditors are also responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

        In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2007, including the appropriateness, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments, and the clarity and completeness of disclosure in the financial statements, and management's assessment of the effectiveness of internal control over financial reporting at December 31, 2007 with management and our independent registered public accounting firm.

        The Audit Committee and our independent registered public accounting firm discussed the auditors' independence from Amylin and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees). The Audit Committee also discussed with our independent registered independent accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).

        The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee met 12 times during 2007.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

The Audit Committee:

Karin Eastham, Chair
Teresa Beck
Joseph P. Sullivan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Altman and Wilson served on the Compensation Committee throughout 2007 and Ms. Eastham and Mr. Bryson served on the committee for a portion of 2007. None of these members of the Compensation Committee has ever been an officer or employee of ours or had a relationship in 2007 requiring disclosure under applicable SEC regulations. None of our executive officers currently serves, or served during 2007, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN TRANSACTIONS

        As stated in our Code for Shared Business Conduct, we expect our directors, officers and other employees to avoid conflicts of interest that interfere with their ability to act in the best interests of Amylin. We have adopted a written policy establishing the procedures to be followed for the review, approval or ratification of any transactions between Amylin and any of its directors and/or executive officers. Upon becoming aware of any such proposed transaction, directors and executive officers notify our Chief Compliance Officer who then determines whether the transaction requires the approval of the Audit Committee of our Board of Directors. Under its written charter, the Audit Committee is responsible for reviewing and approving any related person transactions that require disclosure to our stockholders under applicable requirements. Any transactions referred to the Audit Committee must be approved by the Audit Committee prior to consummation.

        The spouse of Dr. Orville Kolterman is employed at Amylin in a non-officer position. Her salary and bonus in 2007 totaled approximately $129,472, and are commensurate with the compensation of other Amylin employees in similar positions.

        Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers, and may indemnify other employees and other agents, to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify each director and officer for expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or officer in any action arising out of the person's services as a director or officer of the company. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        We have adopted "householding," and a number of brokers, banks or other agents with account holders who are stockholders of Amylin will be "householding" our proxy materials. Stockholders who participate in householding will continue to receive separate proxy cards. Beneficial stockholders can request information about householding from their banks, brokers, other holders of record, or our Investor Relations Department. If you participate in householding and wish to receive a separate copy of our 2007 annual report and proxy statement, or if you wish to receive separate copies of future annual reports and proxy statements, please call us at 858-552-2200, extension 7299 or write to: Amylin Pharmaceuticals, Inc., Investor Relations, 9360 Towne Centre Drive, San Diego, California 92121. We will deliver the requested documents to you promptly upon your request.

OTHER MATTERS

        Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      Daniel M. Bradbury
                      President and Chief Executive Officer

San Diego, California
April 25, 2008

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC is available without charge upon written request to: Investor Relations, Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, San Diego, California 92121.

Appendix A

AMYLIN PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

1.     PURPOSES AND RELATIONSHIP WITH THE COMPANY'S 2003 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

        (a)    Eligible Stock Award Recipients.    The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

        (b)    Available Stock Awards.    The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) restricted stock awards.

        (c)    General Purpose.    The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (d)    Relationship with the Company's 2003 Non-Employee Directors' Stock Option Plan.    All Non-Employee Director Options shall be deemed to have been issued under and pursuant to the terms of the Plan and subject to all the terms and conditions of the Plan except to the extent otherwise provided for in the Non-Employee Directors' Plan. In the event that any of the terms or conditions of the Plan are inconsistent with or in conflict with any of the terms or conditions of the Non-Employee Directors' Plan or the Non-Employee Director Options, the terms and conditions of the Non-Employee Directors' Plan or the Non-Employee Director Options shall control.

2.     DEFINITIONS.

        (a)    "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)    "Annual Meeting" means the annual meeting of the stockholders of the Company.

        (c)    "Board" means the Board of Directors of the Company.

        (d)    "Code" means the Internal Revenue Code of 1986, as amended.

        (e)    "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

        (f)    "Common Stock" means the common stock of the Company.

        (g)    "Company" means Amylin Pharmaceuticals, Inc., a Delaware corporation.

        (h)    "Consultant" means any person, including an advisor, whether an individual or an entity, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term "Consultant" shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director's fee by the Company for services as a Director shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

        (i)    "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A Participant's Continuous Service shall not be deemed to have terminated by reason of a change in the capacity in which such Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which such Participant renders such service, provided that there is otherwise no interruption or termination of such Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (j)    "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (k)    "Director" means a member of the Board of Directors of the Company.

        (l)    "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (m)    "Employee" means any person employed by the Company or an Affiliate. A person shall not be deemed an Employee by reason of such person's service as a Director and/or payments of director's fees to such person.

        (n)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (o)    "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or if the day of determination is not a market trading day, the last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (p)    "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (q)    "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (r)    "Non-Employee Director Option" means a nonstatutory stock option granted pursuant to the Non-Employee Directors' Plan.

        (s)    "Non-Employee Directors' Plan" means the Company's 2003 Non-Employee Directors' Stock Option Plan.

        (t)    "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (u)    "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (v)    "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan or a Non-Employee Director Option.

        (w)    "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (x)    "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (y)    "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (z)    "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (aa)    "Plan" means this Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Equity Incentive Plan.

        (bb)    "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (cc)    "Securities Act" means the Securities Act of 1933, as amended.

        (dd)    "Stock Award" means any right granted under the Plan, including an Option and a restricted stock award.

        (ee)    "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ff)    "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.     ADMINISTRATION.

        (a)    Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b)    Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or a Stock Award as provided in Section 12.

          (iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c)    Delegation to Committee.

          (i)    General.    The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii)    Committee Composition when Common Stock is Publicly Traded.    Notwithstanding any contrary provision of subparagraph 3(c)(i) of this Plan, at such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.     SHARES SUBJECT TO THE PLAN.

        (a)    Share Reserve.    Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, an aggregate of twenty-eight million five hundred thousand (28,500,000) shares of Common Stock shall be authorized for issuance pursuant to Stock Awards; provided, however, such aggregate number shall increase automatically without further Board action or stockholder approval, as and to the extent that options to purchase Common Stock issued under the Company's 1991 Stock Option Plan (the "1991 Plan") expire, terminate or otherwise cancel prior to exercise following the date the Plan is approved by the Board, by the number of shares underlying such expired, terminated or canceled options issued under the 1991 Plan, subject to a maximum increase of five million two hundred seventy-five thousand six hundred eighty-nine (5,275,689) shares. Accordingly, subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate thirty-three million seven hundred seventy-five thousand six hundred eighty-nine (33,775,689) shares of Common Stock. Effective as of April 18, 2008, subject to Section 4(b), the number of shares of Common Stock available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of Common Stock issued pursuant to an Option under the Plan, and (ii) two and twenty-one hundredths (2.21) of a share for each share of Common Stock issued pursuant to a restricted stock award under the Plan.

        (b)    Reversion of Shares to the Share Reserve.    If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as two and twenty-one hundredths (2.21) of a share against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b), then the number of shares of Common Stock available for issuance under the Plan shall increase by two and twenty-one hundredths (2.21) of a share.

        (c)    Source of Shares.    The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     ELIGIBILITY.

        (a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b)    Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)    Section 162(m) Limitation.    Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

        (d)    Consultants.    A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)    Term.    Subject to the provisions of subsection 5(b) regarding the maximum term of Incentive Stock Options granted to Ten Percent Stockholders, no Incentive Stock Option or Nonstatutory Stock Option shall be exercisable after the expiration of seven (7) years from the date it was granted.

        (b)    Minimum Exercise Price of an Option.    Subject to the provisions of subsection 5(b) regarding the minimum exercise price of Incentive Stock Options granted to Ten Percent Stockholders, the exercise price of each Incentive Stock Option and Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.(1)

(1)
Code Section 424(a) applies to the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a parent or subsidiary of such corporation, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation if (1) the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the options immediately before such substitution or assumption over the aggregate option price of such shares; and (2) the new option or the assumption of the old option does not give the employee additional benefits which he or she did not have under the old option.

        (c)    Consideration.    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the market rate of interest necessary to avoid a charge to earnings for financial accounting purposes.

        (d)    Transferability of an Incentive Stock Option.    Pursuant to provisions of the Code, an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, in the event of the Optionholder's divorce, upon receipt of proof of such divorce, the Board in its discretion may, but shall have no obligation to, amend the terms of an Incentive Stock Option to provide for either (i) the transfer of the beneficial ownership of all or a portion of the Incentive Stock Option to the Optionholder's former spouse, or (ii) the transfer of all or a portion of the Incentive Stock Option, provided that the transferred Option shall be deemed a Nonstatutory Stock Option to the extent required by applicable law. In addition to the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (e)    Transferability of a Nonstatutory Stock Option.    A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, in the event of the Optionholder's divorce or legal separation, all or a portion of the Nonstatutory Stock Option shall be transferable upon receipt of proof of such divorce or legal separation and in accordance with the terms of such divorce or legal separation. In addition to the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f)    Vesting Generally.    The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (g)    Termination of Continuous Service.    In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is determined by the Board (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, to the extent the Board intends that the Option remain an Incentive Stock Option, such period of time shall not exceed three (3) months from the date of termination. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (h)    Extension of Termination Date.    An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (i)    Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (j)    Death of Optionholder.    In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(d) or 6(e), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (k)    Early Exercise.    The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.     PROVISIONS OF RESTRICTED STOCK AWARDS.

        Each restricted stock award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock award agreements may change from time to time, and the terms and conditions of separate restricted stock award agreements need not be identical, but each restricted stock award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

        (a)    Consideration.    A restricted stock award may be granted in consideration for past or future services rendered to the Company or an Affiliate for its benefit.

        (b)    Vesting.    Shares of Common Stock acquired under the restricted stock award agreement may, but need not, be subject to a share reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

        (c)    Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock award agreement.

        (d)    Transferability.    Shares of Common Stock issued pursuant to the restricted stock award shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock award agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock award agreement remains subject to the Company's reacquisition right under the terms of the restricted stock award agreement.

8.     COVENANTS OF THE COMPANY.

        (a)    Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, the Non-Employee Directors' Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

        (c)    Cancellation and Re-Grant of Options.    The Board shall not have the authority to effect, at any time, without stockholder approval, either (1) the repricing of any outstanding Options under the Plan and/or (2) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock.

9.     USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.   MISCELLANEOUS.

        (a)    Acceleration of Exercisability and Vesting.    The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b)    Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c)    No Employment or other Service Rights.    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

        (g)    Transferability of Stock Awards for Value or Consideration.    Notwithstanding anything to the contrary set forth herein, Participants may not transfer Stock Awards for value or consideration pursuant to the provisions of subsections 6(d), 6(e) or 7(d) of the Plan without the prior approval of the Company's stockholders.

11.   ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)    Capitalization Adjustments.    If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to Option grants to any Employee pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)    Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

        (c)    Asset Sale, Merger, Consolidation or Reverse Merger.    In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a "Corporate Transaction"), then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Corporate Transaction for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Corporate Transaction. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to the Corporate Transaction.

12.   AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a)    Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b)    Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c)    Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)    No Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (e)    Amendment of Stock Awards.    Subject to the restrictions of subsection 8(c), the Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)    Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)    No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a restricted stock award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.   CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

ADMISSION TICKET 2008 ANNUAL MEETING OF STOCKHOLDERS

When:	Where:
Friday, May 30, 2008	Amylin Corporate Offices
11:00 a.m. Pacific Time	9360 Towne Centre Drive San Diego, CA 92121

This ticket will be required to admit you to the meeting. Please print your name and address and present this ticket at the door.	Name
Address
City, State and Zip Code

COMPLIMENTARY PARKING PASS

For complimentary parking, please place this pass on the dashboard of your car when entering the parking lot.

Friday, May 30, 2008
11:00 a.m. Pacific Time

Amylin Headquarters
9360 Towne Centre Drive
San Diego, CA 92121

Refreshments will be served.

For more detailed directions,
please call (858) 552-2200 and
ask for Stockholder Meeting
Services

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 30, 2008:

The notice of Amylin's 2008 annual stockholder meeting, proxy statement and other proxy materials, and a copy of Amylin's 2007 Annual Report are available at www.proxyvote.com.

AMYLIN PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2008

        The undersigned hereby appoints Daniel M. Bradbury and Mark G. Foletta, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Amylin Pharmaceuticals, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters, located at 9360 Towne Centre Drive, San Diego, California, 92121, on Friday, May 30, 2008, at 11:00 a.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued on other side)

AMYLIN PHARMACEUTICALS, INC.
9360 TOWNE CENTRE DR
SAN DIEGO, CA 92121

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Amylin Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Amylin Pharmaceuticals, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY

AMYLIN PHARMACEUTICALS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Proposal 1:	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:	01) Adrian Adams, 02) Steven R. Altman,
03)Teresa Beck, 04) Daniel M. Bradbury,
05) Joseph C. Cook, Jr., 06) Karin Eastham,
07) James R. Gavin III, 08) Ginger L. Graham,
09) Howard E. Greene, Jr., 10) Jay S. Skyler,
11) Joseph P. Sullivan, 12) James N. Wilson
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.		For	Against	Abstain
Proposal 2:	To approve an increase of 3,500,000 shares in the aggregate number of shares of the Company's common stock authorized for issuance under the Company's 2001 Equity Incentive Plan.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.		For	Against	Abstain
Proposal 3:	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.	☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature [Joint Owners]	Date

QuickLinks

AMYLIN PHARMACEUTICALS, INC. 9360 Towne Centre Drive San Diego, California 92121 PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 2008 Questions And Answers
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.
CODE OF BUSINESS CONDUCT AND ETHICS
PROPOSAL 2 APPROVAL OF THE AMENDMENT OF THE 2001 EQUITY INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards In 2007
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested Table
Nonqualified Deferred Compensation Table
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
  Appendix A
AMYLIN PHARMACEUTICALS, INC. AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN